    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 10, 2003
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                         CHESAPEAKE ENERGY CORPORATION*
             (exact name of registrant as specified in its charter)

            OKLAHOMA                             1311                   73-1395733
(State or Other Jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification No.)

         6100 NORTH WESTERN AVENUE                             AUBREY K. MCCLENDON
       OKLAHOMA CITY, OKLAHOMA 73118                        CHAIRMAN OF THE BOARD AND
               (405) 848-8000                                CHIEF EXECUTIVE OFFICER
       (Address, Including Zip Code,                        6100 NORTH WESTERN AVENUE
 and Telephone Number, Including Area Code,               OKLAHOMA CITY, OKLAHOMA 73118
of Registrant's Principal Executive Offices)                     (405) 848-8000
                                                       (Name, Address, Including Zip Code,
                                                         and Telephone Number, Including
                                                        Area Code, of Agent for Service)




                            ------------------------
                                    Copy to:
                              JAMES M. PRINCE, ESQ.
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                                  713-758-3710
                               713-615-5962 (FAX)
                            ------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                     CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED          PER NOTE (1)          PRICE (1)           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
9% Senior Notes due 2012 . . . . . . . .       $50,000,000             100%             $50,000,000               $4,600
----------------------------------------------------------------------------------------------------------------------------------
Guarantees by certain of Chesapeake                --                  --                   --                      (2)
Energy Corporation's subsidiaries
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2) Pursuant to Rule 457(n) no separate fee for the guarantees is payable because the guarantees relate to other securities that are being registered concurrently.
* Includes certain subsidiaries of Chesapeake Energy Corporation identified on the following pages.

                            THE AMES COMPANY, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1470082
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           CARMEN ACQUISITION, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1604860
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                         CHESAPEAKE ACQUISITION, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1528271
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                     CHESAPEAKE ENERGY LOUISIANA CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1524569
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1384282
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           CHESAPEAKE LOUISIANA, L.P.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1519126
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           CHESAPEAKE OPERATING, INC.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1343196
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                    CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1565350
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           CHESAPEAKE ROYALTY, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1549744
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              GOTHIC ENERGY, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   22-2663839
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)


                            GOTHIC PRODUCTION, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1539475
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                           NOMAC DRILLING CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1606317
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)


                        CHESAPEAKE MOUNTAIN FRONT, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1238619
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             SAP ACQUISITION, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1622555
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                      CHESAPEAKE-STAGHORN ACQUISITION L.P.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1612854
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                       CHESAPEAKE KNAN ACQUISITION, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   73-1300132
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                        CHESAPEAKE ENO ACQUISITION CORP.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   82-0553595
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                              CHESAPEAKE BETA CORP.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   48-1270813
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             CHESAPEAKE DELTA CORP.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   41-2050649
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                            CHESAPEAKE FOCUS, L.L.C.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   74-3053574
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)

                             CHESAPEAKE SIGMA, L.P.
             (Exact Name of Registrant As Specified In Its Charter)

                    OKLAHOMA                                   27-0029884
(State or Other Jurisdiction of Incorporation or     (I.R.S. Employer Identification
                  Organization)                                  Number)


         EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JANUARY 10, 2003.

PROSPECTUS
                          CHESAPEAKE ENERGY CORPORATION
                             OFFER TO EXCHANGE UP TO
                     $50,000,000 OF 9% SENIOR NOTES DUE 2012
                                       FOR
                     $50,000,000 OF 9% SENIOR NOTES DUE 2012
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                           TERMS OF THE EXCHANGE OFFER

-   We are  offering to exchange up to  $50,000,000  of           -   On November 14, 2002,  we issued an additional
    our  outstanding  9% Senior  Notes due 2012 for new               $50.0 million  aggregate  principal  amount of
    notes  with  substantially  identical  terms as the               9% Senior  Notes due 2012 under the  indenture
    outstanding   notes   except   that  the   transfer               in a private  offering.  The new notes and the
    restrictions  and  registration  rights relating to               notes  previously  issued under the  indenture
    the  outstanding  notes  will not  apply to the new               will be treated as a single  series  under the
    notes.                                                            indenture.

-   On August 12, 2002, we issued $250.0 million                  -   We will exchange all outstanding notes that
    aggregate  principal  amount of 9% Senior Notes due               you validly tender and do not validly
    2012  under an  indenture  among the  Company,  the               withdraw  before the  exchange  offer  expires
    subsidiary  guarantors  named  therein and The Bank               for an equal principal amount of new notes.
    of New York,  as  trustee,  in a private  offering.
    In October 2002, we completed an exchange  offer in           -   The exchange  offer expires at 5:00 p.m.,  New
    which  all of the notes  sold in  August  2002 were               York City time, on  __________,  2003,  unless
    exchanged  for 9%  Senior  Notes  due 2012 that are               extended.   We  do  not  currently  intend  to
    identical  in all  material  respects  to the notes               extend the exchange offer.
    issued  in  August  2002,  except  that  the  notes
    issued in  October  2002 were  registered  with the           -   Tenders of outstanding  notes may be withdrawn
    SEC and  are  generally  not  subject  to  transfer               at any  time  prior to the  expiration  of the
    restrictions.                                                     exchange offer.

                                                                  -   The  exchange  of  outstanding  notes  for new
                                                                      notes  will not be a  taxable  event  for U.S.
                                                                      federal income tax purposes.



                               TERMS OF THE NEW 9% SENIOR NOTES OFFERED IN THE EXCHANGE OFFER


MATURITY                                                         -   Subject  to  certain  limitations,  we may also
-   The new notes will mature on August 15, 2012.                    redeem  up  to  35%  of  the  notes  using  the
                                                                     proceeds of certain equity offerings  completed
INTEREST                                                             before August 15, 2005.
-   Interest on the  new notes is payable on
    February 15 and August 15 of each year,  beginning          CHANGE OF CONTROL
    February 15, 2003.                                           -   If we  experience a change of control,  subject
                                                                     to  certain   conditions,   we  must  offer  to
-   Interest will accrue from August 12, 2002.                       purchase the new notes.

REDEMPTION                                                      RANKING
-   We may redeem  some or all of the notes at any time         -   The new  notes  are  unsecured.  The new  notes
    on or after  August 15, 2007 at  redemption  prices              rank  equally in right of  payment  with all of
    listed in  "Description  of the New  Notes--Optional            our other  existing and future  senior debt and
    Redemption,"  and we may redeem  some or all of the             senior  in  right  of  payment  to  all  of our
    notes   before  that  date  by  the  payment  of  a             future subordinated debt.
    make-whole premium.
                                                                GUARANTEES
                                                                -   If we cannot make payment on the notes when they
                                                                    are due, certain of our subsidiaries have
                                                                    guaranteed  the notes and must make payment instead.

   --------------------------------------------------------------------------
         PLEASE READ "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.
   ---------------------------------------------------------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
 -----------------------------------------------------------------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY ___, 2003.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, or the documents incorporated by reference into this prospectus, is accurate as of any date other than the date on the front cover of this prospectus or the date of such document, as the case may be.

                                 ---------------

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
RISK FACTORS..................................................................6
EXCHANGE OFFER...............................................................14
RATIOS OF EARNINGS TO FIXED CHARGES..........................................21
USE OF PROCEEDS..............................................................22
DESCRIPTION OF THE NEW NOTES.................................................23
FEDERAL INCOME TAX CONSIDERATIONS............................................54
PLAN OF DISTRIBUTION.........................................................55
LEGAL MATTERS................................................................57
EXPERTS......................................................................57
WHERE YOU CAN FIND MORE INFORMATION..........................................57
LETTER OF TRANSMITTAL...................................................ANNEX A


                                 ---------------

                               PROSPECTUS SUMMARY

      This summary may not contain all the information that may be important to you. You should read this entire prospectus and the documents we have incorporated into this prospectus by reference before making an investment decision. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements include forward-looking information which involves risks and uncertainties. Please read "Forward-Looking Statements." Unless this prospectus otherwise indicates or the context otherwise requires, the terms "we," "our," "us" "Chesapeake" or the "Company" as used in this prospectus refer to Chesapeake Energy Corporation and its subsidiaries. We refer to our 9% Senior Notes due 2012 issued on November 14, 2002 as the "outstanding notes" and our 9% Senior Notes due 2012 offered by this prospectus as the "new notes." The outstanding notes, the new notes and our other 9% Senior Notes due 2012 presently outstanding and issued pursuant to the indenture dated as of August 12, 2002 are collectively referred to as the "notes."

                                   THE COMPANY

         We are among the ten largest independent natural gas producers in the United States, owning interests in approximately 9,600 producing oil and gas wells. We believe our estimated proved reserves are approximately 2.2 trillion cubic feet of gas equivalent as of September 30, 2002. Approximately 90% of our proved reserves are natural gas and 86% of our proved reserves are located in the Mid-Continent region of the United States, which includes Oklahoma, western Arkansas, southwestern Kansas and the Texas Panhandle. We have smaller operations in the Deep Giddings field in Texas, the Tuscaloosa Trend in Louisiana, the Permian Basin region of southeastern New Mexico and the Williston Basin of North Dakota and Montana.

         Our executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000.

                               THE EXCHANGE OFFER

         On November 14, 2002, we completed the private offering of $50.0 million aggregate principal amount of our 9% Senior Notes due 2012. The outstanding notes were offered as additional debt securities under an indenture under which we had issued $250 million of 9% Senior Notes due 2012 on August 12, 2002. As part of the offering that closed on November 14, 2002, we entered into a registration rights agreement with the initial purchaser of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the outstanding notes. The following is a summary of the exchange offer.

Exchange Offer................................  We are offering to exchange new notes for outstanding notes.

Expiration Date...............................  The exchange offer will expire at 5:00 p.m. New York City time,
                                                on ________________, 2003,
                                                unless we decide to extend it.

Condition to the Exchange Offer...............  The registration rights agreement does not require us to
                                                accept outstanding notes for
                                                exchange if the exchange offer
                                                or the making of any exchange by
                                                a holder of the outstanding
                                                notes would violate any
                                                applicable law or interpretation
                                                of the staff of the SEC. A
                                                minimum aggregate principal
                                                amount of outstanding notes
                                                being tendered is not a
                                                condition to the exchange offer.

Procedures for Tendering Outstanding            To participate in the exchange
   Notes.....................................   offer,  you must follow the
                                                procedures established by The
                                                Depository Trust Company, which
                                                we call "DTC," for tendering
                                                notes held in book-entry form.
                                                These procedures, which we call
                                                "ATOP," require that the
                                                exchange agent receive, prior to
                                                the expiration date of the
                                                exchange offer, a computer
                                                generated message known as an
                                                "agent's message" that is
                                                transmitted through DTC's
                                                automated tender offer program
                                                and that DTC confirm that:

                                                       -   DTC has received your
                                                           instructions to
                                                           exchange your notes;
                                                           and
                                                       -   you agree to be bound
                                                           by the terms of the
                                                           letter of transmittal

                                                 For more details, please refer
                                                 to the sections of this
                                                 prospectus entitled "Exchange
                                                 Offer--Terms of the Exchange
                                                 Offer" and "--Procedures for
                                                 Tendering."

Guaranteed Delivery Procedures................   None.

Withdrawal of Tenders.........................   You may withdraw your tender of
                                                 outstanding notes at any time
                                                 prior to the expiration date.
                                                 To withdraw, you must submit a
                                                 notice of withdrawal to
                                                 exchange agent using ATOP
                                                 procedures before 5:00 p.m. New
                                                 York City time on the
                                                 expiration date of the exchange
                                                 offer. Please read "Exchange
                                                 Offer-- Withdrawal of Tenders."

Acceptance of Outstanding Notes and
  Delivery of New Notes.....................     If you fulfill all conditions
                                                 required for proper acceptance
                                                 of outstanding notes, we will
                                                 accept any and all outstanding
                                                 notes that you properly tender
                                                 in the exchange offer on or
                                                 before 5:00 p.m. New York City
                                                 time on the expiration date. We
                                                 will return any outstanding
                                                 note that we do not accept for
                                                 exchange to you without expense
                                                 as promptly as practicable
                                                 after the expiration date. We
                                                 will deliver the new notes as
                                                 promptly as practicable after
                                                 the expiration date and
                                                 acceptance of the outstanding
                                                 notes for exchange. Please
                                                 refer to the section in this
                                                 prospectus entitled "Exchange
                                                 Offer--Terms of the Exchange
                                                 Offer."

Fees and Expenses.............................   We will bear all expenses
                                                 related to the exchange offer.
                                                 Please refer to the section in
                                                 this prospectus entitled
                                                 "Exchange Offer--Fees and
                                                 Expenses."

Use of Proceeds...............................   The issuance of the new notes
                                                 will not provide us with any
                                                 new proceeds. We are making
                                                 this exchange offer solely to
                                                 satisfy our obligations under
                                                 our registration rights
                                                 agreement.

Consequences of Failure to Exchange
    Outstanding Notes.........................   If you do not exchange your
                                                 outstanding notes in this
                                                 exchange offer, you will no
                                                 longer be able to require us to
                                                 register the outstanding notes
                                                 under the Securities Act except
                                                 in the limited circumstances
                                                 provided under our registration
                                                 rights agreement. In addition,
                                                 you will not be able to resell,
                                                 offer to resell or otherwise
                                                 transfer the outstanding notes
                                                 unless we have registered the
                                                 outstanding notes under the
                                                 Securities Act, or unless you
                                                 resell, offer to resell or
                                                 otherwise transfer them under
                                                 an exemption from the
                                                 registration requirements of,
                                                 or in a transaction not subject
                                                 to, the Securities Act.

U.S. Federal Income Tax
    Considerations............................   The exchange of new notes for
                                                 outstanding notes in the
                                                 exchange offer should not be a
                                                 taxable event for U.S. federal
                                                 income tax purposes. Please
                                                 read "Federal Income Tax
                                                 Considerations."

Exchange Agent................................   We have appointed The Bank of
                                                 New York as exchange agent for
                                                 the exchange offer. You should
                                                 direct questions and requests
                                                 for assistance and requests for
                                                 additional copies of this
                                                 prospectus (including the
                                                 letter of transmittal) to the
                                                 exchange agent addressed as
                                                 follows: The Bank of New York,
                                                 Corporate Trust Operations,
                                                 Reorganization Unit, 101
                                                 Barclay Street - 7 East, New
                                                 York, New York, 10286. Eligible
                                                 institutions may make requests
                                                 by facsimile at (212) 298-1915.

                             TERMS OF THE NEW NOTES

    The new notes will be identical to the outstanding notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest and will contain different administrative terms. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

    The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled "Description of the New Notes."

Issuer........................................   Chesapeake Energy Corporation.

Notes Offered.................................   $50,000,000 in aggregate
                                                 principal amount of 9% Senior
                                                 Notes due 2012.

Maturity......................................   August 15, 2012.

Interest on the New Notes.....................   9% annually.

Interest Payment Dates........................   February 15 and August 15 of
                                                 each year, commencing on
                                                 February 15, 2003 if the new
                                                 notes have been issued by that
                                                 date and otherwise August 15,
                                                 2003.

Sinking Fund..................................   None.

Optional Redemption...........................   On or after August 15, 2007, we
                                                 may redeem some or all of the
                                                 notes at the redemption prices
                                                 listed in the "Description of
                                                 the New Notes
                                                 -- Optional Redemption" section
                                                 of this prospectus, plus
                                                 accrued but unpaid interest to
                                                 the date of redemption.

                                                 Until August 15, 2005, we may
                                                 choose to redeem up to 35% of
                                                 the original principal amount
                                                 of the notes (and any
                                                 additional notes of the same
                                                 series that we may issue later)
                                                 with money we raise in certain
                                                 equity offerings, as long as:

                                                 - we pay the holders of notes
                                                   (and any such additional
                                                   notes) redeemed a redemption
                                                   price of 109% of the
                                                   principal amount of the notes
                                                   (and any such additional
                                                   notes) we redeem, plus
                                                   accrued but unpaid interest
                                                   to the date of redemption;
                                                   and

                                                 - at least 65% of the original
                                                   aggregate principal amount of
                                                   the notes (and any additional
                                                   notes) remains outstanding
                                                   after such redemption.

                                                 In addition to the foregoing,
                                                 we may redeem some or all of
                                                 the notes prior to August 15,
                                                 2007 by the payment of a
                                                 make-whole premium described in
                                                 the "Description of the New
                                                 Notes -- Optional Redemption"
                                                 section of this prospectus.

Change of Control.............................   If a Change of Control of our
                                                 company occurs, subject to
                                                 certain conditions, we must
                                                 give holders of the new notes
                                                 an opportunity to sell us their
                                                 notes at a purchase price of
                                                 101% of the principal amount of
                                                 the new notes, plus accrued but
                                                 unpaid interest to the date of
                                                 purchase. The term "Change of
                                                 Control" is defined in the
                                                 "Description of the New
                                                 Notes--Certain Definitions"
                                                 section of this prospectus.

Guarantees....................................   The new notes will be
                                                 unconditionally guaranteed,
                                                 jointly and severally, by each
                                                 of our existing and future
                                                 restricted subsidiaries. All of
                                                 our existing subsidiaries other
                                                 than Chesapeake Energy
                                                 Marketing, Inc. are restricted
                                                 subsidiaries.

Ranking.......................................   The new notes will be unsecured
                                                 and will rank equally in right
                                                 of payment to all of our
                                                 existing and future senior
                                                 indebtedness. The new notes
                                                 will rank senior in right of
                                                 payment to all of our future
                                                 subordinated indebtedness.
                                                 Please read "Description of the
                                                 New Notes--Ranking."

Specified Covenants...........................   The indenture governing the
                                                 notes contains, among other
                                                 things, limitations on our
                                                 ability and the ability of our
                                                 restricted subsidiaries to:

                                                 - incur additional
                                                   indebtedness;

                                                 - pay dividends on our capital
                                                   stock or redeem, repurchase
                                                   or retire our capital stock
                                                   or subordinated indebtedness;

                                                 - make investments and other
                                                   restricted payments;

                                                 - create restrictions on the
                                                   payment of dividends or other
                                                   amounts to us from our
                                                   restricted subsidiaries;

                                                 - incur liens;

                                                 - engage in transactions with
                                                   affiliates;

                                                 - sell assets; and

                                                 - consolidate, merge or
                                                   transfer assets.

                                                 All of these limitations are
                                                 subject to a number of
                                                 important exceptions and
                                                 qualifications, which are
                                                 described in the "Description
                                                 of the New Notes--Certain
                                                 Covenants" section of this
                                                 prospectus.


                                  RISK FACTORS

     Please read "Risk Factors," beginning on page 6 of this prospectus, for a discussion of certain factors that you should consider before participating in the exchange offer.

                                  RISK FACTORS

    In addition to the other information set forth elsewhere or incorporated by reference in this prospectus, the following factors relating to our company and the exchange offer and the new notes should be considered carefully in deciding whether to participate in the exchange offer.

RISKS RELATED TO OUR BUSINESS

    OIL AND GAS PRICES ARE VOLATILE. A DECLINE IN PRICES COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS, CASH FLOWS, ACCESS TO CAPITAL AND ABILITY TO GROW.

    Our revenues, operating results, profitability, future rate of growth and the carrying value of our oil and gas properties depend primarily upon the prices we receive for our oil and gas. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital. The amount we can borrow from banks is subject to periodic redeterminations based on prices specified by our bank group at the time of redetermination. In addition, we may have ceiling test writedowns in the future if prices fall significantly.

    Historically, the markets for oil and gas have been volatile and they are likely to continue to be volatile. Wide fluctuations in oil and gas prices may result from relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and other factors that are beyond our control, including:

    -  worldwide and domestic supplies of oil and gas;

    -  weather conditions;

    -  the level of consumer demand;

    -  the price and availability of alternative fuels;

    -  risks associated with owning and operating drilling rigs;

    -  the availability of pipeline capacity;

    -  the price and level of foreign imports;

    -  domestic and foreign governmental regulations and taxes;

    - the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

    -  political instability or armed conflict in oil-producing regions; and

    -  the overall economic environment.

    These factors and the volatility of the energy markets make it extremely difficult to predict future oil and gas price movements with any certainty. Declines in oil and gas prices would not only reduce revenue, but could reduce the amount of oil and gas that we can produce economically and, as a result, could have a material adverse effect on our financial condition, results of operations and reserves. Further, oil and gas prices do not necessarily move in tandem. Because approximately 90% of our proved reserves are currently natural gas reserves, we are more affected by movements in natural gas prices.

    OUR LEVEL OF INDEBTEDNESS MAY ADVERSELY AFFECT OPERATIONS AND LIMIT OUR GROWTH, AND WE MAY HAVE DIFFICULTY MAKING INTEREST AND PRINCIPAL PAYMENTS ON OUR INDEBTEDNESS AS THEY BECOME DUE.

    As of December 31, 2002, we had long-term indebtedness of $1.68 billion, none of which was bank indebtedness. Our long-term indebtedness represented 67% of our total book capitalization at September 30, 2002. We will continue to be highly leveraged after the exchange offer.

    Our level of indebtedness affects our operations in several ways, including the following:

    - a significant portion of our cash flows must be used to service our indebtedness; for example, for the nine months ended September 30, 2002, interest (including capitalized interest) on our borrowings was $83.6 million and equaled approximately 23% of EBITDA. As a result, our business may not generate sufficient cash flows from operations to enable us to continue to meet our obligations under our indebtedness;

    - a high level of debt increases our vulnerability to general adverse economic and industry conditions;

    - the covenants contained in the agreements governing our outstanding indebtedness limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments;

    - our debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy and in our industry; and

    - a high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes.

    We may incur additional debt, including significant secured indebtedness, in order to make future acquisitions or to develop our properties. A higher level of indebtedness increases the risk that we may default on our debt obligations, including the new notes. Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General economic conditions, oil and gas prices and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flow to pay the interest on our debt, and future working capital, borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

    In addition, our bank borrowing base is subject to periodic redeterminations. We could be forced to repay a portion of our bank borrowings due to redeterminations of our borrowing base. If we are forced to do so, we may not have sufficient funds to make such repayments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we may have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

    OUR INDUSTRY IS EXTREMELY COMPETITIVE.

    The energy industry is extremely competitive. This is especially true with regard to exploration for, and development and production of, new sources of oil and natural gas. As an independent producer of oil and natural gas, we frequently compete against companies that are larger and financially stronger in acquiring properties suitable for exploration, in contracting for drilling equipment and other services and in securing trained personnel.

    OUR COMMODITY PRICE RISK MANAGEMENT ACTIVITIES MAY REDUCE THE REALIZED PRICES RECEIVED FOR OUR OIL AND GAS SALES.

    In order to manage our exposure to price volatility in marketing our oil and gas, we enter into oil and gas price risk management arrangements for a portion of our expected production. These transactions are limited in life. While intended to reduce the effects of volatile oil and gas prices, commodity price risk management transactions may limit the prices we actually realize and we may experience reductions in oil and gas revenues from our commodity price risk management activities in the future. In addition, our commodity price risk management transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

    -  our production is less than expected;

    - there is a widening of price differentials between delivery points for our production and the delivery point assumed in the hedge arrangement; or

    -  the counterparties to our contracts fail to perform under the contracts.

    Some of our commodity price and interest rate risk management arrangements require us to deliver cash collateral or other assurances of performance to the counterparties in the event that our payment obligations with respect to our commodity price risk management transactions exceed certain levels. As of December 31, 2002, we were required to post $24.5 million of collateral with two of our counterparties through letters of credit issued under our bank credit facility. Future collateral requirements are uncertain and will depend on arrangements with our counterparties and highly volatile natural gas and oil prices.

    ESTIMATES OF OIL AND GAS RESERVES ARE UNCERTAIN AND INHERENTLY IMPRECISE.

    This prospectus and the documents incorporated by reference in this prospectus contain estimates of our proved reserves and the estimated future net revenues from our proved reserves. These estimates are based upon various assumptions, including assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex. The process involves significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise.

    Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from these estimates. Such variations may be significant and could materially affect the estimated quantities and present value of our proved reserves. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development drilling, prevailing oil and gas prices and other factors, many of which are beyond our control. Our properties may also be susceptible to hydrocarbon drainage from production by operators on adjacent properties.

    At December 31, 2001 approximately 29% by volume of our estimated proved reserves were undeveloped. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The estimates of these reserves include the assumption that we will make significant capital expenditures to develop the reserves, including $224 million in 2002. Although we have prepared estimates of our oil and gas reserves and the costs associated with these reserves in accordance with industry standards, the estimated costs may not be accurate, development may not occur as scheduled and results may not be as estimated.

    You should not assume that the present values referred to in the documents incorporated by reference in this prospectus represent the current market value of our estimated oil and gas reserves. In accordance with SEC requirements, the estimates of our present values are based on prices and costs as of the date of the estimates. The December 31, 2001 present value is based on weighted average oil and gas prices of $18.82 per barrel of oil and $2.51 per mcf of natural gas. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of an estimate.

    Any changes in consumption by oil and gas purchasers or in governmental regulations or taxation will also affect actual future net cash flows.

    The timing of both the production and the expenses from the development and production of oil and gas properties will affect both the timing of actual future net cash flows from our proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with our business or the oil and gas industry in general will affect the accuracy of the 10% discount factor.

     IF WE DO NOT MAKE SIGNIFICANT CAPITAL EXPENDITURES, WE MAY NOT BE ABLE TO REPLACE RESERVES.

     Our exploration, development and acquisition activities require substantial capital expenditures. Historically, we have funded our capital expenditures through a combination of cash flows from operations, our bank credit facility and debt and equity issuances. Future cash flows are subject to a number of variables, such as the level of production from existing wells, prices of oil and gas, and our success in developing and producing new reserves. If revenue were to decrease as a result of lower oil and gas prices or decreased production, and our access to capital were limited, we would have a reduced ability to replace our reserves. If our cash flow from operations is not sufficient to fund our capital expenditure budget, there can be no assurance that additional bank debt, debt or equity issuances or other methods of financing will be available to meet these requirements.

     OUR RECENT RESERVE ESTIMATES HAVE NOT BEEN REVIEWED BY INDEPENDENT PETROLEUM ENGINEERS.

     Our estimates of our proved reserves as of September 30, 2002 included in this prospectus under the caption "Prospectus Summary" and certain estimates of our proved reserves included in the documents incorporated by reference herein have not been reviewed or reported on by independent petroleum engineers. These estimates were prepared by our own engineers and professionals using criteria otherwise in compliance with SEC rules. Oil and gas pricing can affect estimates of quantities of proved reserves due to the impact of pricing on ultimate economic recovery. Estimates prepared by independent engineers might be different than our internal estimates.

     IF WE ARE NOT ABLE TO REPLACE RESERVES, WE MAY NOT BE ABLE TO SUSTAIN PRODUCTION.

     Our future success depends largely upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Unless we replace the reserves we produce through successful development, exploration or acquisition, our proved reserves will decline over time. In addition, approximately 29% of our total estimated proved reserves at December 31, 2001 were undeveloped. By their nature, undeveloped reserves are less certain. Recovery of such reserves will require significant capital expenditures and successful drilling operations. We may not be able to successfully find and produce reserves economically in the future. In addition, we may not be able to acquire proved reserves at acceptable costs.

     ACQUISITIONS ARE SUBJECT TO THE UNCERTAINTIES OF EVALUATING RECOVERABLE RESERVES AND POTENTIAL LIABILITIES.

     Our recent growth is due in part to acquisitions of exploration and production companies and producing properties. We expect acquisitions will also contribute to our future growth. Successful acquisitions require an assessment of a number of factors, many of which are beyond our control. These factors include recoverable reserves, exploration potential, future oil and gas prices, operating costs and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with our assessments, we perform a review of the acquired properties, which we believe is generally consistent with industry practices. However, such a review will not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We do not inspect every well. Even when we inspect a well, we do not always discover structural, subsurface and environmental problems that may exist or arise.

     We are generally not entitled to contractual indemnification for preclosing liabilities, including environmental liabilities. Normally, we acquire interests in properties on an "as is" basis with limited remedies for breaches of representations and warranties. In addition, competition for producing oil and gas properties is intense and many of our competitors have financial and other resources that are substantially greater than those available to us. Therefore, we may not be able to acquire oil and gas properties that contain economically recoverable reserves or be able to complete such acquisitions on acceptable terms.

     Additionally, significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may have substantially different operating and geological characteristics or be in different geographic locations than our existing properties. While it is our current intention to continue to concentrate on acquiring properties with development and exploration potential located in the Mid-Continent region, there can be no assurance that in the future we will not decide to pursue acquisitions or properties located in other geographic regions. To the extent that such acquired properties are substantially different than our existing properties, our ability to efficiently realize the economic benefits of such transactions may be limited.

     FUTURE PRICE DECLINES MAY RESULT IN A WRITE-DOWN OF OUR ASSET CARRYING VALUES.

     We utilize the full cost method of accounting for costs related to our oil and gas properties. Under this method, all such costs (productive and nonproductive) are capitalized and amortized on an aggregate basis over the estimated lives of the properties using the units-of-production method. These capitalized costs are subject to a ceiling test, however, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. The full cost ceiling is evaluated at the end of each quarter utilizing the prices for oil and gas at that date. A significant decline in oil and gas prices from current levels, or other factors, without other mitigating circumstances, could cause a future write-down of capitalized costs and a non-cash charge against future earnings.

     OIL AND GAS DRILLING AND PRODUCING OPERATIONS ARE HAZARDOUS AND EXPOSE US TO ENVIRONMENTAL LIABILITIES.

     Oil and gas operations are subject to many risks, including well blowouts, cratering and explosions, pipe failure, fires, formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, and other environmental hazards and risks. Our drilling operations involve risks from high pressures and from mechanical difficulties such as stuck pipes, collapsed casings and separated cables. If any of these risks occurs, we could sustain substantial losses as a result of:

     -    injury or loss of life;

     - severe damage to or destruction of property, natural resources and equipment;

     -    pollution or other environmental damage;

     -    clean-up responsibilities;

     -    regulatory investigations and penalties; and

     -    suspension of operations.

     Our liability for environmental hazards includes those created either by the previous owners of properties that we purchase or lease or by acquired companies prior to the date we acquire them. In accordance with industry practice, we maintain insurance against some, but not all, of the risks described above. However, our insurance may not be adequate to cover casualty losses or liabilities. Also, insurance may not be available in the future at premium levels that justify its purchase.

     EXPLORATION AND DEVELOPMENT DRILLING MAY NOT RESULT IN COMMERCIALLY PRODUCTIVE RESERVES.

     We do not always encounter commercially productive reservoirs through our drilling operations. The new wells we drill or participate in may not be productive and we may not recover all or any portion of our investment in wells we drill or participate in. The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that oil or gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. Our efforts will be unprofitable if we drill dry wells or wells that are productive but do not produce enough reserves to return a profit after drilling, operating and other costs. Further, our drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including:

     -    unexpected drilling conditions;

     -    title problems;

     -    pressure or irregularities in formations;

     -    equipment failures or accidents;

     -    adverse weather conditions;

     -    compliance with environmental and other governmental requirements; and

     - cost of, or shortages or delays in the availability of, drilling rigs and equipment.

     THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE.

     We depend, and will continue to depend in the foreseeable future, on the services of our officers and key employees with extensive experience and expertise in evaluating and analyzing producing oil and gas properties and drilling prospects, maximizing production from oil and gas properties and marketing oil and gas production. Our ability to retain our officers and key employees is important to our continued success and growth. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on our business.

     LOWER OIL AND GAS PRICES COULD NEGATIVELY IMPACT OUR ABILITY TO BORROW.

     Our current bank credit facility limits our borrowings to a borrowing base of $250 million as of the date of this prospectus. The borrowing base is determined periodically at the discretion of a majority of the banks and is based in part on oil and gas prices. Additionally, some of our indentures, including the indenture under which the new notes will be issued, contain covenants limiting our ability to incur indebtedness in addition to that incurred under our bank credit facility. These indentures limit our ability to incur additional indebtedness unless we meet one of two alternative tests. The first alternative is based on a percentage of our adjusted consolidated net tangible assets, which is determined using discounted future net revenues from proved oil and gas reserves as of the end of each year. As of the date of this prospectus, we cannot incur additional indebtedness under this first alternative of the debt incurrence test. The second alternative is based on the ratio of our adjusted consolidated EBITDA to our adjusted consolidated interest expense over a trailing twelve-month period. As of the date of this prospectus, we are permitted to incur significant additional indebtedness under this second alternative of the debt incurrence test. Lower oil and gas prices in the future could reduce our adjusted consolidated EBITDA, as well as our adjusted consolidated net tangible assets, and thus could reduce our ability to incur additional indebtedness.

     OUR OIL AND GAS MARKETING ACTIVITIES MAY EXPOSE US TO CLAIMS FROM ROYALTY OWNERS.

     In addition to marketing our own oil and gas production, our marketing activities include marketing oil and gas production for working interest owners and royalty owners in the wells that we operate. These activities include the operation of gathering systems and the sale of oil and natural gas under various arrangements. In the past two years, royalty owners have commenced litigation against a number of companies in the oil and gas production business claiming that amounts paid for production attributable to the royalty owners' interest violated the terms of the applicable leases and state law, that deductions from the proceeds of oil and gas production were unauthorized under the applicable leases and that amounts received by upstream sellers should be used to compute the amounts paid to the royalty owners. Some of this litigation was commenced as class action suits including five class action suits filed against Chesapeake. As new cases are decided and the law in this area continues to develop, our liability relating to the marketing of oil and gas may increase.

RISKS RELATED TO THE EXCHANGE OFFER AND THE NEW NOTES

IF YOU DO NOT PROPERLY TENDER YOUR OUTSTANDING NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OUTSTANDING NOTES AND YOUR ABILITY TO TRANSFER OUTSTANDING NOTES WILL BE ADVERSELY AFFECTED.

     We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

     If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register outstanding notes under the Securities Act unless our registration rights agreement with the initial purchaser of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer such notes outstanding.

     A GUARANTEE COULD BE VOIDED IF THE GUARANTOR FRAUDULENTLY TRANSFERRED THE GUARANTEE AT THE TIME IT INCURRED THE INDEBTEDNESS, WHICH COULD RESULT IN THE NOTEHOLDERS BEING ABLE TO RELY ON ONLY CHESAPEAKE TO SATISFY CLAIMS.

     Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

     -    was insolvent or rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

     In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

     -    it could not pay its debts as they became due.

     On the basis of historical financial information, recent operating history and other factors, we believe that the subsidiary guarantees are being incurred for proper purposes and in good faith and that each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, have unreasonably small capital for the business in which it is engaged or have incurred debts beyond its ability to pay those debts as they mature. We cannot be certain, however, that a court would agree with our conclusions in this regard.

     HOLDERS OF THE NEW NOTES, LIKE HOLDERS OF THE OUTSTANDING NOTES, WILL BE EFFECTIVELY SUBORDINATED TO ALL OF OUR AND THE SUBSIDIARY GUARANTORS' SECURED INDEBTEDNESS AND TO ALL LIABILITIES OF OUR NON-GUARANTOR SUBSIDIARY.

     Holders of our secured indebtedness, including the indebtedness under our revolving bank credit facility, have claims with respect to our assets constituting collateral for their indebtedness that are prior to your claims under the new notes. In the event of a default on the new notes or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the new notes. Accordingly, the secured indebtedness would effectively be senior to the new notes to the extent of the value of the collateral securing the indebtedness. While the indenture governing the notes places some limitations on our ability to create liens, there are significant exceptions to these limitations, including with respect to sale and leaseback transactions, that will allow us to secure some kinds of indebtedness without equally and ratably securing the new notes. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the new notes and the holders of other claims against us with respect to our other assets.

     In addition, the new notes are not guaranteed by all of our subsidiaries, and our non-guarantor subsidiary is permitted to incur additional indebtedness under the indenture. As a result, holders of the new notes will be effectively subordinated to claims of third party creditors, including holders of indebtedness, and preferred shareholders of our non-guarantor subsidiary. Claims of those other creditors, including trade creditors, secured creditors, authorities, holders of indebtedness or guarantees issued by this non-guarantor subsidiary and preferred shareholders of our non-guarantor subsidiary, will generally have priority as to the assets of the non-guarantor subsidiary over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the new notes, will be effectively subordinated to all those claims. As of December 31, 2002, after giving effect to this offering, our non-guarantor subsidiary had no outstanding senior indebtedness.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the issuance of the outstanding notes, we entered into a registration rights agreement. Under the registration rights agreement, we agreed to:

     - within 60 days after the original issuance of the outstanding notes on November 14, 2002, file a registration statement with the SEC with respect to a registered offer to exchange each outstanding note for a new note having terms substantially identical in all material respects to such note except that the new note will not contain terms with respect to transfer restrictions;

     - use our best efforts to cause the registration statement to be declared effective under the Securities Act within 180 days after the original issuance of the outstanding notes;

     - promptly following the effectiveness of the registration statement, offer the new notes in exchange for surrender of the outstanding notes; and

     - keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

     We have fulfilled the agreements described in the first two of the preceding bullet points and are now offering eligible holders of the outstanding notes the opportunity to exchange their outstanding notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the SEC from participating in this exchange offer. The new notes will be substantially identical to the outstanding notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or additional interest.

     Under limited circumstances, we agreed to use our best efforts to cause the SEC to declare effective a shelf registration statement for the resale of the outstanding notes. We also agreed to use our best efforts to keep the shelf registration statement effective for up to two years after its effective date. The circumstances include if:

     - a change in law or in applicable interpretations thereof of the staff of the SEC does not permit us to effect the exchange offer; or

     - for any other reason the exchange offer is not consummated within 240 days from November 14, 2002, the date of the original issuance of the outstanding notes; or

     - the initial purchaser notifies us following consummation of the exchange offer that outstanding notes held by it are not eligible to be exchanged for new notes in the exchange offer; or

     - certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the new notes acquired by them in the exchange offer to the public without delivering a prospectus and this prospectus is not available for such resales.

     We will pay additional cash interest on the applicable outstanding notes, subject to certain exceptions:

     - if the exchange offer is not consummated on or before the 60th business day after this registration statement is declared effective,

     - if obligated to file a shelf registration statement, we fail to file the shelf registration statement with the SEC on or prior to the 30th day after the date on which the obligation to file a shelf registration statement arises, which we refer to as the shelf filing date,

     - if obligated to file a shelf registration statement due to the circumstances described in the first bullet point of the preceding paragraph, the shelf registration statement is not declared effective on or prior to the 180th day after the original issuance of the outstanding notes,

     - if we are obligated to file a shelf registration statement due to the circumstances described in the second, third or fourth bullet points of the preceding paragraph, the shelf registration statement is not declared effective on or prior to the 60th day after the shelf filing date, or

     - after this registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses being a "registration default");

from and including the date on which any such registration default occurs to but excluding the date on which all registration defaults have been cured.

     The rate of the additional interest will be 0.5% per year for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.5% per year with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 2.0% per year. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes and the new notes.

     Upon the effectiveness of this registration statement, the consummation of the exchange offer, the effectiveness of a shelf registration statement, or the effectiveness of a succeeding registration statement, as the case may be, the interest rate borne by the notes from the date of such effectiveness or consummation, as the case may be, will be reduced to the original interest rate. However, if after any such reduction in interest rate, a different registration default occurs, the interest rate may again be increased pursuant to the preceding paragraph.

     To exchange your outstanding notes for transferable new notes in the exchange offer, you will be required to make the following representations:

     - any new notes will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     - you are not engaged in and do not intend to engage in the distribution of the new notes;

     - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     -    you are not our "affiliate," as defined in Rule 405 of the Securities
          Act.

     In addition, we may require you to provide information to be used in connection with the shelf registration statement to have your outstanding notes included in the shelf registration statement and benefit from the provisions regarding additional interest described in the preceding paragraphs. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder, including indemnification obligations.

     The description of the registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF NEW NOTES

     Based on no action letters of the SEC staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

     - you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

     -    such new notes are acquired in the ordinary course of your business;
          and

     -    you do not intend to participate in a distribution of the new notes.

     The SEC, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the SEC may not make a similar determination as in the no action letters issued to these third parties.

     If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

     -    cannot rely on such interpretations by the SEC staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

TERMS OF THE EXCHANGE OFFER

     Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $50,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

     If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

     We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

EXPIRATION DATE

     The exchange offer will expire at 5:00 p.m. New York City time on _________ 2003, unless, in our sole discretion, we extend it.

EXTENSIONS, DELAYS IN ACCEPTANCE, TERMINATION OR AMENDMENT

     We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

     In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     If any of the conditions described below under "--Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

     -    to delay accepting for exchange any outstanding notes,

     -    to extend the exchange offer, or

     -    to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

CONDITIONS TO THE EXCHANGE OFFER

     We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

     These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

          In order to participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your exchange.

          If you have any questions or need help in exchanging your notes, please call the exchange agent whose address and phone number are described in the section of the prospectus entitled "Where You Can Find More Information."

          All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the Automated Tender Offer Program ("ATOP") instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

          By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

          There is no procedure for guaranteed late delivery of the notes.

     Determinations Under the Exchange Offer

     We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date.

     When We Will Issue New Notes

     In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

     - a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

     -    a properly transmitted agent's message.

     Return of Outstanding Notes Not Accepted or Exchanged

     If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

     Your Representations to Us

     By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

     - any new notes that you receive will be acquired in the ordinary course of your business;

     - you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     - you are not engaged in and do not intend to engage in the distribution of the new notes;

     - if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     -    you are not our "affiliate," as defined in Rule 405 of the Securities
          Act.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m. New York City time on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

     We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

     Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

     -    SEC registration fees;

     -    fees and expenses of the exchange agent and trustee;

     -    accounting and legal fees and printing costs; and

     -    related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

     If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

ACCOUNTING TREATMENT

     We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income (loss) before income taxes, extraordinary items, amortization of capitalized interest and fixed charges, less capitalized interest. Fixed charges consist of interest (whether expensed or capitalized), and amortization of debt expenses and discount or premium relating to any indebtedness.


                                                                                                         NINE MONTHS
                                                 SIX MONTHS                                                 ENDED
                                  YEAR ENDED       ENDED                                                  SEPTEMBER
                                   JUNE 30,     DECEMBER 31,           YEAR ENDED DECEMBER 31,               30,
                                  -----------   -------------    ------------------------------------    -------------
                                     1997           1997          1998      1999      2000      2001          2002
                                  -----------   -------------    ------    ------    ------    ------    -------------
Ratio of earnings to fixed
charges.....................          (a)            (b)           (c)      1.4x      3.1x      5.1x          1.2x

-----------------------
     (a) Earnings for such year were insufficient to cover fixed charges by approximately $185 million.

     (b) Earnings for such six month period were insufficient to cover fixed charges by approximately $32 million.

     (c) Earnings for such year were insufficient to cover fixed charges by approximately $915 million.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the outstanding notes, except the new notes do not include certain transfer restrictions. Outstanding notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

                          DESCRIPTION OF THE NEW NOTES

     The new notes will be issued, and the outstanding notes were issued, pursuant to the indenture dated as of August 12, 2002 (the "Indenture") among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York, as trustee (the "Trustee").

     On August 12, 2002, we issued $250 million aggregate principal amount of 9% Senior Notes due 2012 under the Indenture. In October 2002, we completed an exchange offer in which all of the notes sold in August 2002 were exchanged for 9% Senior Notes due 2012 that are identical in all material respects to the notes issued in August 2002, except that the notes issued in October 2002 were registered with the SEC and are generally not subject to transfer restrictions.

     The new notes and the notes previously issued under the Indenture will be treated as a single class of debt securities under the Indenture, including for purposes of determining whether the required percentage of noteholders have given their approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all noteholders. For purposes of this description, unless the context indicates otherwise, references to the "notes" include the outstanding notes, the new notes, all of our other 9% Senior Notes due 2012 presently outstanding and issued pursuant to the Indenture and any Add-On Notes (as defined below). The new notes currently represent approximately 16.7% of all of the notes issued and outstanding. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. The Company urges you to read the Indenture because it, and not this description, defines your rights. The Company has filed the Indenture as an exhibit to the registration statement, which includes this prospectus.

     If the exchange offer contemplated by this prospectus (the "Exchange Offer") is consummated and you do not exchange your outstanding notes for new notes in the Exchange Offer, you will vote together with all of the other holders of notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with all of the other notes, and the holders of such outstanding notes and all of the other notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the outstanding notes and all of the other notes then outstanding.

BRIEF DESCRIPTION OF THE NOTES

     The notes:

     -    are unsecured senior indebtedness of the Company;

     - are unlimited in aggregate principal amount, of which $300,000,000 are outstanding;

     - are senior in right of payment to all future Subordinated Indebtedness of the Company; and

     - rank equally in right of payment with all existing and future Senior Indebtedness.

     The new notes will be issued, and the outstanding notes were issued, only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

     Any outstanding notes that remain outstanding after the completion of the Exchange Offer, together with the new notes issued in connection with the Exchange Offer and any other notes issued under the Indenture then outstanding, will be treated as a single class of securities under the Indenture.

     The Company may issue notes from time to time with an unlimited maximum aggregate principal amount, of which $250 million were issued on August 12, 2002 and $50 million were issued on November 14, 2002. Any notes (other than the new notes) issued in the future ("Add On Notes") will be subject to the debt incurrence covenant described in the first paragraph of "--Certain Covenants--Limitations on Incurrence of Additional Indebtedness." Any Add On Notes that are actually issued will be treated as issued and outstanding notes (as the same class as the new notes) for all purposes of the Indenture and this "Description of the New Notes," unless the context indicates otherwise.

     Each note will mature on August 15, 2012 and will bear interest at the rate of interest per annum indicated on the cover page of this prospectus.

     Interest on the new notes will accrue from August 12, 2002 (or from February 15, 2003 if the new notes are issued after that date), and will be payable semiannually in arrears on February 15 and August 15 of each year, commencing February 15, 2003 (if they have been issued by that date and otherwise on August 15, 2003). We will make each interest payment to the holders of record of the notes at the close of business on the February 1 or August 1 preceding such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal, premium, if any, and interest will be payable at the offices of the Trustee and the Paying Agent, provided that, at the option of the Company, payment of interest on notes not in global form may be made by check mailed to the address of the Person entitled thereto as it appears in the register of the notes maintained by the Registrar. Initially, the Trustee will also act as Paying Agent and Registrar for the notes.

GUARANTEES

     All the existing subsidiaries of the Company, other than Chesapeake Energy Marketing, Inc., will fully and unconditionally guarantee, on a joint and several basis, the Company's obligations to pay principal of, premium, if any, and interest on the new notes. Each Person that becomes a Restricted Subsidiary after the Issue Date will guarantee the payment of the notes.

     The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the respective net assets of each Subsidiary Guarantor at the time of such payment determined in accordance with GAAP.

     If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Guarantee could be reduced to zero. Please read "Risk Factors -- Risks Related to the Exchange Offer and the New Notes -- A guarantee could be voided if the guarantor fraudulently transferred the guarantee at the time it incurred the indebtedness, which could result in noteholders being able to rely on only Chesapeake to satisfy claims."

     Subject to the next succeeding paragraph, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless:

          (1) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Indenture and the notes pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee,

          (2) immediately after such transaction, no Default or Event of Default exists,

          (3) such Subsidiary Guarantor or the Person formed by or surviving any such consolidation or merger will have Consolidated Tangible Net Worth immediately after the transaction equal to or greater than the Consolidated Tangible Net Worth of such Subsidiary Guarantor immediately preceding the transaction and

          (4) the Company will, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the Reference Period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "-- Limitation on Incurrence of Additional Indebtedness" covenant.

The preceding does not prohibit a merger between Subsidiary Guarantors or a merger between the Company and a Subsidiary Guarantor.

     In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, or a sale or other disposition of all the Capital Stock of such Subsidiary Guarantor, in any case whether by way of merger, consolidation or otherwise, or a Subsidiary Guarantor otherwise ceases to be a Subsidiary Guarantor, then the Person acquiring the assets (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the assets of such Subsidiary Guarantor) or such Subsidiary Guarantor (in any other event) will be released and relieved of any obligations under its Guarantee. Additionally, upon the designation by the Board of Directors of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions described in the definition of "Unrestricted Subsidiary" below, the Subsidiary Guarantor shall be deemed released and relieved of any obligations under its Guarantee.

RANKING

     Senior Indebtedness versus New Notes. The Indebtedness evidenced by the new notes and the Guarantees will be unsecured and will rank pari passu in right of payment to all Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be.

     As of December 31, 2002, Senior Indebtedness of the Company and the Subsidiary Guarantors was approximately $1,684 million, none of which was secured indebtedness.

     The new notes will be unsecured obligations of the Company. Secured debt and other secured obligations of the Company and the Subsidiary Guarantors (including obligations with respect to our current bank credit facility) will be effectively senior to the new notes to the extent of the value of the assets securing such debt or other obligations.

     Liabilities of Subsidiaries versus New Notes. A substantial portion of the Company's operations is conducted through its subsidiaries. Claims of creditors of such subsidiaries that are not Subsidiary Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such subsidiaries, and claims of preferred stockholders of such subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over the claims of the Company's creditors, including holders of the new notes. Accordingly, the new notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of the Company's subsidiaries that are not Subsidiary Guarantors. All of the Company's subsidiaries, other than Chesapeake Energy Marketing, Inc., will be Subsidiary Guarantors. As of the date of this prospectus, the non-guarantor subsidiary has no outstanding indebtedness.

     Although the Indenture limits the incurrence of Indebtedness (including preferred stock) of the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications. In addition, the Indenture does not impose any limitations on the incurrence by the Restricted Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. Please read "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness." Moreover, the Indenture does not impose any limitation on the incurrence by any Unrestricted Subsidiary of Indebtedness (including preferred stock).

OPTIONAL REDEMPTION

     At any time on or after August 15, 2007, the Company may, at its option, redeem all or any portion of the notes at the applicable redemption prices (expressed as percentages of the principal amount of the notes) described below, plus, in each case, accrued but unpaid interest thereon to the applicable redemption date if the notes are redeemed during the twelve-month period beginning on August 15 of the years set forth below:

                                                      REDEMPTION
                                   YEAR                 PRICE
                          ----------------------      ----------
                          2007..................        104.5%
                          2008..................        103.0%
                          2009..................        101.5%
                          2010 and thereafter...        100.0%

     Notwithstanding the foregoing, at any time prior to August 15, 2007, the Company may, at its option, redeem all or any portion of the notes at the Make-Whole Price plus accrued and unpaid interest to the date of redemption. In addition, in the event the Company consummates one or more Equity Offerings on or prior to August 15, 2005, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the notes (which includes Add On Notes, if any) issued under the Indenture with all or a portion of the aggregate net proceeds received by the Company from such Equity Offerings at a redemption price of 109%, plus accrued and unpaid interest thereon to the redemption date; provided, however, that

     - the date of such redemption occurs within the 90-day period after the Equity Offering in respect of which such redemption is made and

     - following each such redemption, at least 65% of the aggregate principal amount of the notes (which includes Add On Notes, if any) issued under the Indenture remain outstanding.

CHANGE OF CONTROL

     Following the occurrence of any Change of Control, the Company must offer to purchase all outstanding notes at a purchase price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to the date of purchase.

     Within 15 days after any Change of Control, the Company will mail or cause to be mailed to all Holders on the date of the Change of Control a Notice (the "Change of Control Notice") of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. The Change of Control Notice shall state, among other things:

          (1) that the change of control offer is being made pursuant to this covenant;

          (2) the purchase price and the change of control payment date;

          (3) that any note not tendered will continue to accrue interest;

          (4) that any note accepted for payment pursuant to the change of control offer shall cease to accrue interest on the change of control payment date; and

          (5) the instructions, consistent with the covenant described hereunder, that a Holder must follow in order to have such Holder's notes purchased.

     The change of control offer will be deemed to have commenced upon mailing of a notice pursuant to the Indenture and will terminate 20 business days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the change of control offer, the Company will purchase and mail or deliver payment for all notes tendered in response to the change of control offer.

     On the change of control payment date, the Company will, to the extent lawful,

     - accept for payment notes or portions thereof tendered pursuant to the change of control offer,

     - deposit with the Paying Agent an amount equal to the change of control payment in respect of all notes or portions thereof so tendered and

     - deliver to the Trustee the notes so accepted together with an officers' certificate stating the notes or portions thereof tendered to the Company.

     The Paying Agent will promptly mail or deliver to each Holder of notes so accepted payment in an amount equal to the purchase price for such notes, and the Trustee will promptly authenticate and mail or deliver to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

     The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any change of control offer.

     The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company. The change of control purchase feature is a result of negotiations between the Company and the initial purchasers. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings. Restrictions on the Company's ability to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness," "-- Limitation on Liens" and "-- Limitation on Sale/Leaseback Transactions." Under the Indenture, such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

     Future indebtedness that the Company may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

CERTAIN COVENANTS

     The following restrictive covenants are applicable to the Company and its Restricted Subsidiaries.

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or its Restricted Subsidiaries may incur Indebtedness if, on a pro forma basis, after giving effect to such incurrence and the application of the proceeds therefrom, either of the following tests shall have been satisfied: (1) the Adjusted Consolidated EBITDA Coverage Ratio would have been at least 2.25 to 1.0 or (2) Adjusted Consolidated Net Tangible Assets would have been greater than 200% of Indebtedness of the Company and its Restricted Subsidiaries.

     Notwithstanding the preceding, if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness. For purposes of determining compliance with this covenant:

          (1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later classify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant; and

          (2) for purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency.

Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

     Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (2) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "-- Limitation on Incurrence of Additional Indebtedness"; and

          (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Reference Date does not exceed the sum of

          (A) 50% of the Consolidated Net Income of the Company and its Restricted Subsidiaries (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) during the period (treated as one accounting period) subsequent to the Reference Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment;

          (B) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board), received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock of the Company (other than any Disqualified Stock and other than Preferred Stock issued in the Preferred Stock Offering), other than in connection with the conversion of Indebtedness or Disqualified Stock;

          (C) the aggregate Net Cash Proceeds, and the fair market value of property other than cash (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board), received by the Company during such period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of any Indebtedness or Disqualified Stock to the extent that at the time the determination is made such Indebtedness or Disqualified Stock, as the case may be, has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock); and

          (D) (i) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary, an amount equal to the lesser of (x) the book value (determined in accordance with GAAP) at the date of such redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary and (y) the fair market value of such Investments in such Unrestricted Subsidiary at the time of such redesignation (determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board); or (ii) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, minus the greater of (x) the book value (determined in accordance with GAAP) at the date of redesignation of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Restricted Subsidiary and (y) the fair market value of such Investments in such Restricted Subsidiary at the time of such redesignation (determined in good faith by the Company's Board of Directors, including a majority of the Company's Disinterested Directors, whose determination shall be conclusive and evidenced by a resolution of such Board).

     Notwithstanding the preceding, the above limitations will not prevent:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment complied with the provisions hereof;

          (2) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other shares of Capital Stock (other than Disqualified Stock) of the Company;

          (3) any dividend or other distribution payable from a Restricted Subsidiary to the Company or any other Restricted Subsidiary;

          (4) regular quarterly dividends on the 6.75% Cumulative Convertible Preferred Stock of the Company outstanding on the Issue Date, provided that no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to any such Restricted Payment; and

          (5) other Restricted Payments not in excess of $25 million in the aggregate since the Issue Date, provided that no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to any such Restricted Payment.

     Any Restricted Payment described in the preceding clause (3) shall be excludable in the calculation of the amount of Restricted Payments, and any Restricted Payment described in any other clause shall be included in the calculation.

     Limitation on Sale of Assets. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

          (1) the Company (or its Restricted Subsidiaries, as the case may be) receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board, including a majority of the Company's Disinterested Directors, in the case of any Asset Sales or series of related Asset Sales having a fair market value of $20 million or greater);

          (2) (A) the consideration consists of cash, cash equivalents, Permitted Financial Investments or property, equipment, leasehold interests or other assets used in the Oil and Gas Business ("Permitted Consideration") or (B) the portion of the consideration that does not constitute Permitted Consideration, together with all other consideration received for Asset Sales since the Issue Date that does not constitute Permitted Consideration, has a fair market value of no more than 10% of ACNTA; and

          (3) the Net Available Proceeds received by the Company (or its Restricted Subsidiaries, as the case may be) from such Asset Sale are applied in accordance with the following two paragraphs.

     The Company may apply such Net Available Proceeds, within 365 days following the receipt of Net Available Proceeds from any Asset Sale, to:

          (1) the repayment of Indebtedness of the Company under Credit Facilities or other Senior Indebtedness, including any mandatory redemption or repurchase or optional redemption of the Existing Notes or the notes;

          (2) make an Investment in assets used in the Oil and Gas Business; or

          (3) develop by drilling the Company's oil and gas reserves.

     If, upon completion of the 365-day period, any portion of the Net Available Proceeds of any Asset Sale shall not have been applied by the Company as described in clauses (1), (2) or (3) in the immediately preceding paragraph and such remaining Net Available Proceeds, together with any remaining net cash proceeds from any prior Asset Sale (such aggregate constituting "Excess Proceeds"), exceed $15 million, then the Company will be obligated to make an offer (the "Net Proceeds Offer") to purchase the notes and any other Senior Indebtedness in respect of which such an offer to purchase is also required to be made concurrently with the Net Proceeds Offer having an aggregate principal amount equal to the Excess Proceeds (such purchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the notes and other such Senior Indebtedness tendered in such Net Proceeds Offer) at a purchase price of 100% of the principal amount thereof plus accrued interest to the date of repurchase. Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

     Any Net Proceeds Offer will be conducted in substantially the same manner as a change of control offer. The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Net Proceeds Offer.

     During the period between any Asset Sale and the application of the Net Available Proceeds therefrom in accordance with this covenant, all Net Available Proceeds shall be maintained in a segregated account and shall be invested in Permitted Financial Investments.

     Notwithstanding the preceding, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Restricted Subsidiary except pursuant to an Asset Sale of all of the Capital Stock of such Restricted Subsidiary.

     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing any Indebtedness of the Company or any Restricted Subsidiary, unless the notes are equally and ratably secured; provided that if such Indebtedness is expressly subordinated to the notes or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes or the Guarantees.

     Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any other Restricted Subsidiary) unless:

          (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction in accordance with the covenant captioned "--Limitation on Incurrence of Additional Indebtedness;" or

          (b) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transactions at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, whose determination in good faith, evidenced by a resolution of such Board, shall be conclusive) and such proceeds are applied in the same manner and to the same extent as Net Available Proceeds and Excess Proceeds from an Asset Sale.

     Limitations on Mergers and Consolidations. The Company will not consolidate or merge with or into any Person, or sell, convey, lease or otherwise dispose of all or substantially all of its assets to any Person, unless:

          (1) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Indenture and under the notes;

          (2) immediately before and after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Tangible Net Worth of the Company (or the Successor) is equal to or greater than the Consolidated Tangible Net Worth of the Company immediately before such transaction; and

          (4) immediately after giving effect to such transaction on a pro forma basis, the Company (or the Successor) would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "-- Limitation on Incurrence of Additional Indebtedness."

     Limitation on Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary,

          (2) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company,

          (3) make loans or advances to the Company or a Restricted Subsidiary of the Company, or

          (4) transfer any of its properties or assets to the Company or a Restricted Subsidiary of the Company (each, a "Payment Restriction"),

except for (a) encumbrances or restrictions under Credit Facilities, provided that any Payment Restrictions thereunder (other than, with respect to (4) above, customary restrictions in security agreements or other loan documents thereunder securing or governing Indebtedness of a Restricted Subsidiary) may be imposed only upon the acceleration of the maturity of the Indebtedness thereunder; (b) consensual encumbrances or consensual restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company (unless the agreement creating such consensual encumbrances or consensual restrictions was entered into in connection with, or in contemplation of, such entity becoming a Restricted Subsidiary); (c) consensual encumbrances or consensual restrictions under any agreement that refinances or replaces any agreement described in clauses (a) and (b) above, provided that the terms and conditions of any such restrictions are no less favorable to the Holders of notes than those under the agreement so refinanced or replaced; and (d) customary non-assignment provisions in leases, purchase money financings and any encumbrance or restriction due to applicable law.

     Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase or lease of any assets or properties or the rendering of any services) with any Affiliate or beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 10% or more of the Company's common stock (other than with a Restricted Subsidiary) (an "Affiliate Transaction"), on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unrelated Person. In addition, the Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into an Affiliate Transaction, or any series of related Affiliate Transactions having a value of

          (a) more than $5 million, unless a majority of the Board of Directors of the Company (including a majority of the Company's Disinterested Directors) determines in good faith, as evidenced by a resolution of such Board, that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company; or

          (b) more than $25 million, unless the Company receives a written opinion from a nationally recognized investment banking firm with total assets in excess of $1.0 billion that such transaction or series of transactions is fair to the Company from a financial point of view.

     SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders with annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

CERTAIN DEFINITIONS

     The following is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms and for the definitions of capitalized terms used in this prospectus and not defined below.

     "Adjusted Consolidated EBITDA" means the Consolidated Net Income of the Company and its Restricted Subsidiaries for the Reference Period, (a) increased (to the extent deducted in determining Consolidated Net Income) by the sum, without duplication, of:

          (1) all income and state franchise taxes of the Company and its Restricted Subsidiaries paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses);

          (2) all interest expense of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (including amortization of original issue discount or premium);

          (3) depreciation and depletion of the Company and its Restricted Subsidiaries;

          (4) amortization of the Company and its Restricted Subsidiaries including, without limitation, amortization of capitalized debt issuance costs;

          (5) any loss realized in accordance with GAAP upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any loss realized in accordance with GAAP upon the sale or other disposition of any Capital Stock of any Person;

          (6) any loss realized in accordance with GAAP from currency exchange transactions not in the ordinary course of business consistent with past practice;

          (7) any loss net of income taxes realized in accordance with GAAP attributable to extraordinary items;

          (8) any charges associated solely with the prepayment of any Indebtedness; and

          (9) any other non-cash charges to the extent deducted from Consolidated Net Income and (b) decreased (to the extent included in determining Consolidated Net Income) by the sum of

          (1) the amount of deferred revenues that are amortized during the Reference Period and are attributable to reserves that are subject to Volumetric Production Payments and

          (2) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

     "Adjusted Consolidated EBITDA Coverage Ratio" means, for any Reference Period, the ratio on a pro forma basis of (a) Adjusted Consolidated EBITDA for the Reference Period to (b) Adjusted Consolidated Interest Expense for such Reference Period; provided, that, in calculating Adjusted Consolidated EBITDA and Adjusted Consolidated Interest Expense

          (1) acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the Adjusted Consolidated EBITDA Coverage Ratio (the "Transaction Date") shall be assumed to have occurred on the first day of the Reference Period,

          (2) the incurrence of any Indebtedness (including the issuance of the notes) or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period,

          (3) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Transaction Date shall be assumed to have been repaid as of the first day of such Reference Period,

          (4) the Adjusted Consolidated Interest Expense attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date were the average rate in effect during the entire Reference Period and

          (5) in determining the amount of Indebtedness pursuant to the covenant captioned "Limitation on Incurrence of Additional Indebtedness," the incurrence of Indebtedness or issuance of Disqualified Stock giving rise to the need to calculate the Adjusted Consolidated EBITDA Coverage Ratio and, to the extent the net proceeds from the incurrence or issuance thereof are used to retire Indebtedness, the application of the proceeds therefrom shall be assumed to have occurred on the first day of the Reference Period.

     "Adjusted Consolidated Interest Expense" means, with respect to the Company and its Restricted Subsidiaries, for the Reference Period, the aggregate amount (without duplication) of

          (a) interest expensed in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, but excluding interest attributable to Dollar-Denominated Production Payments and amortization of deferred debt expense) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (including (1) amortization of original issue discount or premium on any Indebtedness (other than with respect to the Existing Notes and the notes), (2) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and interest rate swap arrangements, in each case to the extent attributable to such period), and

          (b) dividend requirements of the Company and its Restricted Subsidiaries with respect to any preferred stock dividends (whether in cash or otherwise (except dividends paid solely in shares of Qualified Stock)) paid (other than to the Company or any of its Restricted Subsidiaries), declared, accrued or accumulated during such period, divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the four quarters immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guarantee by the Company or a Restricted Subsidiary of the Company of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means, without duplication, as of the date of determination, (a) the sum of

          (1) discounted future net revenue from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report and (B) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Restricted Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Restricted Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (C) and (D) would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through
     (D), such increases and decreases shall be as estimated by the Company's engineers,

          (2) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements,

          (3) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and

          (4) the greater of (I) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of

          (1) minority interests,

          (2) any gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest annual or quarterly financial statements,

          (3) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto,

          (4) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a)(1) above (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and

          (5) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties.

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the full cost method of accounting.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, lease, transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions) having a fair market value of $1,000,000 or more of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), or of property or assets (including the creation of Dollar-Denominated Production Payments and Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto) or any interests therein (each referred to for purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction, other than

          (a) by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or another Restricted Subsidiary,

          (b) a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Company's oil and gas production operations,

          (c) any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding (x) any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves and (y) any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments, other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto),

          (d) the disposition of all or substantially all of the assets of the Company in compliance with the covenant captioned "Limitations on Mergers and Consolidations,"

          (e) Sale/Leaseback Transactions in compliance with the covenant captioned "Limitations on Sale/Leaseback Transactions,"

          (f) the provision of services and equipment for the operation and development of the Company's oil and gas wells, in the ordinary course of the Company's oil and gas service businesses, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines, and

          (g) the issuance by the Company of shares of its Capital Stock.

     "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the "net amount of rent" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (a) the product of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (b) the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership or limited liability company interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

     "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following:

          (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange
     Act), other than to Permitted Holders;

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than Permitted Holders, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 50% of the aggregate voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this definition, such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Consolidated Net Income" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net
Income:

          (a) any net income of any Person if such Person is not the Company or a Restricted Subsidiary, except that

          (1) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below) and

          (2) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income;

          (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) the net income of any Restricted Subsidiary to the extent that the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, is prohibited;

          (d) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (e) any gain (but not loss) from currency exchange transactions not in the ordinary course of business consistent with past practice;

          (f) the cumulative effect of a change in accounting principles;

          (g) to the extent deducted in the calculation of net income, the non-cash charges associated with the repayment of Indebtedness with the proceeds from the sale of the notes and the prepayment of any of the notes;

          (h) any writedowns of non-current assets; provided, however, that any "ceiling limitation" writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedowns had not occurred;

          (i) any gain (but not loss) attributable to extraordinary items; and

          (j) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of FAS 133).

     "Consolidated Tangible Net Worth" means, with respect to the Company and its Restricted Subsidiaries, as at any date of determination, the sum of Capital Stock (other than Disqualified Stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) minus all intangible assets, including, without limitation, organization costs, patents, trademarks, copyrights, franchises, research and development costs, and any amount reflected in treasury stock, of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Company's existing credit facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Currency Hedge Obligations" means, at any time as to the Company and its Restricted Subsidiaries, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

     "Disinterested Director" means, with respect to an Affiliate Transaction or series of related Affiliate Transactions, a member of the Board of Directors of the Company who has no financial interest, and whose employer has no financial interest, in such Affiliate Transaction or series of related Affiliate Transactions.

     "Disqualified Stock" means any Capital Stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

     "Dollar-Denominated Production Payments" mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Equity Offering" means any underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company pursuant to a registration statement filed pursuant to the Securities Act or any private placement of Capital Stock (other than Disqualified Stock) of the Company (other than to any Person who, prior to such private placement, was an Affiliate of the Company) which offering or placement is consummated after the Issue Date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC hereunder.

     "Existing Notes" means the Company's outstanding (a) 7.875% Senior Notes due 2004, (b) 8.5% Senior Notes due 2012, (c) 8.125% Senior Notes due 2011 and
(d) 8.375% Senior Notes due 2008.

     "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

     "Guarantee" means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

     "Holder" means a Person in whose name a note is registered on the Registrar's books.

     "Indebtedness" means, without duplication, with respect to any Person,

     (a) all obligations of such Person

          (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

          (2) evidenced by bonds, notes, debentures or similar instruments,

          (3) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business),

          (4) evidenced by bankers' acceptances or similar instruments issued or accepted by banks,

          (5) for the payment of money relating to a Capitalized Lease Obligation, or

          (6) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

          (b) all net obligations of such Person in respect of Currency Hedge Obligations, Interest Rate Hedge Agreements and Oil and Gas Hedging Contracts, except to the extent such net obligations are taken into account in the determination of future net revenues from proved oil and gas reserves for purposes of the calculation of Adjusted Consolidated Net Tangible Assets;

          (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment);

          (d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

          (1) the full amount of such obligations so secured and

          (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a resolution of such Board;

          (e) with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Stock;

          (f) the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of the Company's Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that are owned by the Company or any of its Restricted Subsidiaries); and

          (g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e) or (f) or this clause (g), whether or not between or among the same parties.

Subject to clause (c) of the preceding sentence, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     "Interest Rate Hedging Agreements" means, with respect to the Company and its Restricted Subsidiaries, the obligations of such Persons under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect any such Person or any of its Subsidiaries against fluctuations in interest rates.

     "Investment" of any Person means (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) all guarantees of Indebtedness or other obligations of any other Person by such Person, (c) all purchases (or other acquisitions for consideration) by such Person of assets, Indebtedness, Capital Stock or other securities of any other Person and (d) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) or advances on a balance sheet of such Person prepared in accordance with GAAP.

     "Issue Date" means the first date on which the notes are originally issued, August 12, 2002.

     "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

     "Make-Whole Amount" with respect to a note means an amount equal to the excess, if any, of (a) the present value of the remaining interest, premium and principal payments due on such note (excluding any portion of such payments of interest accrued as of the redemption date) as if such note were redeemed on August 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such note. "Treasury Rate" with respect to a note means the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of such note assuming that such note will be redeemed on August 15, 2007; provided, however, that if the Make-Whole Average Life of a note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. "Make-Whole Average Life" means, with respect to a note, the number of years (calculated to the nearest one-twelfth of a year) between the date of redemption of such note and August 15, 2007.

     "Make-Whole Price" means the greater of (a) the sum of the outstanding principal amount of the notes to be redeemed plus the Make-Whole Amount of such notes and (b) the redemption price (expressed as a percentage of the principal amount) of such notes on August 15, 2007.

     "Maturity Date" means August 15, 2012.

     "Net Available Proceeds" means, with respect to any Asset Sale or Sale/Leaseback Transaction of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Sale or Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction and which is actually so repaid.

     "Net Cash Proceeds" means, in the case of any sale by the Company of securities pursuant to clauses (3) (B) or (C) of the covenant captioned "Limitation on Restricted Payments," the aggregate net cash proceeds received by the Company, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

     "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries, minus (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

     "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of a Non-Recourse Subsidiary as to which (a) neither the Company nor any other Subsidiary (other than a Non-Recourse Subsidiary) (1) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (2) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than Non-Recourse Indebtedness) of the Company or its Subsidiaries (other than a Non-Recourse Subsidiary) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Non-Recourse Subsidiary" means a Subsidiary or an Affiliate (1) established for the purpose of acquiring or investing in property securing Non-Recourse Indebtedness, (2) substantially all of the assets of which consist of property securing Non-Recourse Indebtedness, and (3) which shall have been designated as a Non-Recourse

Subsidiary by a Board Resolution adopted by the Board of Directors of the Company, as evidenced by an officers' certificate delivered to the Trustee. The Company may redesignate any Non-Recourse Subsidiary of the Company to be a Subsidiary other than a Non-Recourse Subsidiary by a Board Resolution adopted by the Board of Directors of the Company, as evidenced by an officers' certificate delivered to the Trustee, if, after giving effect to such redesignation, the Company could borrow $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "Limitation on Incurrence of Additional Indebtedness" (such redesignation being deemed an incurrence of additional Indebtedness (other than Non-Recourse Indebtedness)).

     "Oil and Gas Business" means the business of the exploration for, and exploitation, development, production, processing (but not refining), marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

     "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

     "Oil and Gas Securities" means the Voting Stock of a Person primarily engaged in the Oil and Gas Business, provided that such Voting Stock shall constitute a majority of the Voting Stock of such Person in the event that such Voting Stock is not registered under Section 12 of the Exchange Act.

     "Permitted Business Investments" means

          (1) Investments in assets used in the Oil and Gas Business;

          (2) the acquisition of Oil and Gas Securities;

          (3) the entry into operating agreements, joint ventures, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited) or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations;

          (4) the acquisition of working interests, royalty interests or mineral leases relating to oil and gas properties;

          (5) Investments by the Company or any Restricted Subsidiary in any Person which, immediately prior to the making of such Investment, is a Restricted Subsidiary;

          (6) Investments in the Company by any Restricted Subsidiary;

          (7) Investments permitted under the covenants captioned "Limitation on Sale of Assets" and "Limitation on Sale/Leaseback Transactions";

          (8) Investments in any Person the consideration for which consists of Qualified Stock and

          (9) any other Investments in an amount not to exceed 10% of Adjusted Consolidated Net Tangible Assets determined as of the date of the making or incurrence of such Investment.

     "Permitted Company Refinancing Indebtedness" means Indebtedness of the Company, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company, provided that

          (1) if the Indebtedness (including the notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the notes, then such Indebtedness is pari passu or subordinated in right of payment to, as the case may be, the notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased,

          (2) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and

          (3) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased;

provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Company Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with
GAAP).

     "Permitted Financial Investments" means the following kinds of instruments if, in the case of instruments referred to in clauses (1)-(4) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year:

          (1) readily marketable obligations issued or unconditionally guaranteed as to principal of and interest thereon by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America;

          (2) repurchase obligations for instruments of the type described in clause (1) for which delivery of the instrument is made against payment;

          (3) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided, that such depository institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital surplus or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $500,000,000;

          (4) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 (or higher) by Standard & Poor's Ratings Services and P-1 (or higher) by Moody's Investors Service, Inc.; and

          (5) money market mutual or similar funds having assets in excess of $500,000,000.

     "Permitted Holders" means Aubrey K. McClendon and Tom L. Ward and their respective Affiliates.

     "Permitted Indebtedness" means

          (1) additional Indebtedness of the Company and its Restricted Subsidiaries under Credit Facilities in a principal amount outstanding under this clause (1) at any time not to exceed the greater of

          (a) $300 million and

          (b) $100 million plus 20% of Adjusted Consolidated Net Tangible
     Assets;

          (2) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

          (3) other Indebtedness of the Company and its Restricted Subsidiaries in a principal amount not to exceed $40 million at any one time outstanding;

          (4) Non-Recourse Indebtedness;

          (5) Indebtedness of the Company to any Restricted Subsidiary of the Company and Indebtedness of any Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company;

          (6) Permitted Company Refinancing Indebtedness;

          (7) Permitted Subsidiary Refinancing Indebtedness;

          (8) obligations of the Company and its Restricted Subsidiaries under Currency Hedge Obligations, Oil and Gas Hedging Contracts or Interest Rate Hedging Agreements;

          (9) Indebtedness under the notes (excluding any Add On Notes);

          (10) Indebtedness of a Subsidiary pursuant to a Guarantee of the notes in accordance with the Indenture; and

          (11) Indebtedness consisting of any guarantee by the Company or one of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary outstanding on the Issue Date or permitted by the Indenture to be incurred thereafter by the Company or its Restricted Subsidiary.

     "Permitted Investments" means Permitted Business Investments and Permitted Financial Investments.

     "Permitted Liens" means

          (1) Liens existing on the Issue Date;

          (2) Liens securing Indebtedness under Credit Facilities permitted by the Indenture to be incurred;

          (3) Liens now or hereafter securing any obligations under Interest Rate Hedging Agreements so long as the related Indebtedness (a) constitutes the Existing Notes or the notes (or any Permitted Company Refinancing Indebtedness in respect thereof) or (b) is, or is permitted to be under the Indenture, secured by a Lien on the same property securing such interest rate hedging obligations;

          (4) Liens securing Permitted Company Refinancing Indebtedness or Permitted Subsidiary Refinancing Indebtedness; provided, that such Liens extend to or cover only the property or assets currently securing the Indebtedness being refinanced and that the Indebtedness being refinanced was not incurred under the Credit Facilities;

          (5) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

          (6) mechanics', worker's, materialmen's, operators' or similar Liens arising in the ordinary course of business;

          (7) Liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations;

          (8) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (9) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Restricted Subsidiaries;

          (10) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof;

          (11) Liens on pipeline or pipeline facilities which arise out of operation of law;

          (12) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

          (13) (a) Liens upon any property of any Person existing at the time of acquisition thereof by the Company or a Restricted Subsidiary, (b) Liens upon any property of a Person existing at the time such Person is merged or consolidated with the Company or any Restricted Subsidiary or existing at the time of the sale or transfer of any such property of such Person to the Company or any Restricted Subsidiary, or (c) Liens upon any property of a Person existing at the time such Person becomes a Restricted Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided that in each such case no such Lien shall extend to or cover any property of the Company or any Restricted Subsidiary other than the property being acquired and improvements thereon;

          (14) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business;

          (15) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

          (16) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets;

          (17) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

          (18) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing (but not refining) of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business;

          (19) Liens securing obligations of the Company or any of its Restricted Subsidiaries under Currency Hedge Obligations or Oil and Gas Hedging Contracts; and

          (20) Liens to secure Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of such Restricted Subsidiary, provided that

          (1) if the Indebtedness (including the Guarantees) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to the Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased,

          (2) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and

          (3) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased;

provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Subsidiary Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with
GAAP); provided, however, that a Restricted Subsidiary shall not incur refinancing Indebtedness to renew, extend, refinance, refund or repurchase outstanding Indebtedness of the Company or another Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means the 624,037 shares of 7% Cumulative Convertible Preferred Stock of the Company having a par value of $0.01 per share and a liquidation preference of $50 per share issued by the Company, all of which shares were redeemed as of May 1, 2001.

     "Preferred Stock Offering" means the private placement of the Preferred Stock that closed on or about April 22, 1998.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Proved Developed Properties" means working interests, royalty interests, and other interests in oil, gas or mineral leases or other interests in oil, gas or mineral properties to which reserves are attributed which may properly be categorized as proved developed reserves under Regulation S-X under the Securities Act; together with all contracts, agreements and contract rights which cover, affect or otherwise relate to such interests; all hydrocarbons and all payments of any type in lieu of production; all improvements, fixtures, equipment, information, data and other property used in connection therewith or in connection with the treating, handling, storing, processing, transporting or marketing of such hydrocarbons; all insurance policies relating thereto or to the operation thereof; all personal property related thereto; and all proceeds thereof.

     "Qualified Stock" means any Capital Stock that is not Disqualified Stock.

     "Reference Date" means March 31, 1998.

     "Reference Period" means, with respect to any Person, the period of four consecutive fiscal quarters ending with the last full fiscal quarter for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of either Indenture or the related notes.

     "Restricted Payment" means, with respect to any Person, any of the following:

          (1) any dividend or other distribution in respect of such Person's Capital Stock (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock), (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and (c) in the case of the Company, cash dividends payable on the Preferred Stock);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock, or any option, warrant, or other right to acquire shares of Capital Stock, of the Company or any of its Restricted Subsidiaries;

          (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the notes; and

          (4) the making by such Person of any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that, immediately after giving effect to such designation of any Unrestricted Subsidiary, the Company could incur at least $1.00 in additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "Limitation on Incurrence of Additional Indebtedness."

     "Sale/Leaseback Transaction" means with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

     "Senior Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal, premium and interest to the notes or the Guarantees, respectively.

     "Subordinated Indebtedness of a Subsidiary Guarantor" means any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, which is contractually subordinate or junior in right of payment of principal, premium and interest to the Guarantees.

     "Subordinated Indebtedness of the Company" means any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, which is contractually subordinate or junior in right of payment of principal, premium and interest to the notes.

     "Subsidiary" means any subsidiary of the Company. A "subsidiary" of any Person means

          (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person,

          (2) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or

          (3) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Subsidiary Guarantor" means (a) each of the Subsidiaries that becomes a guarantor of the notes in compliance with the provisions of the Indenture and
(b) each of the Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture.

     "Unrestricted Subsidiary" means (a) Chesapeake Energy Marketing, Inc. until such time as such Subsidiary shall be designated as a Restricted Subsidiary in accordance with the requirements of the Indenture, (b) any Subsidiary of an Unrestricted Subsidiary and (c) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors in accordance with the requirements of the following sentence. The Company may designate any Subsidiary of the Company or of a Restricted Subsidiary (including a newly acquired or newly formed Subsidiary or any Restricted Subsidiary of the

Company), to be an Unrestricted Subsidiary by a resolution of the Board of Directors of the Company, as evidenced by written notice thereof delivered to the Trustee, if immediately after giving effect to such designation,

          (1) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "Limitation on Incurrence of Additional Indebtedness,"

          (2) the Company could make an additional Restricted Payment of $1.00 pursuant to the first paragraph of the covenant captioned "Limitation on Restricted Payments,"

          (3) such Subsidiary does not own or hold any Capital Stock of, or any lien on any property of, the Company or any Restricted Subsidiary and

          (4) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness.

     "Unrestricted Subsidiary Indebtedness" of any Person means Indebtedness of such Person

          (a) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company's or such Restricted Subsidiary's being the primary obligor, or guarantor of, or otherwise liable in any respect on, such Indebtedness),

          (b) which, with respect to Indebtedness incurred after the Issue Date by the Company or any Restricted Subsidiary, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare a default on such Indebtedness of the Company or any Restricted Subsidiary and

          (c) which is not secured by any assets of the Company or of any Restricted Subsidiary.

     "U.S. Government Securities" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

     "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

     "Volumetric Production Payments" mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

EVENTS OF DEFAULT

     The following will be Events of Default with respect to the notes:

          (1) default by the Company or any Subsidiary Guarantor in the payment of principal of or premium, if any, on the notes when due and payable at maturity, upon repurchase pursuant to the covenants described under "Limitation on Sale of Assets" or "Change of Control," upon acceleration or otherwise;

          (2) default by the Company or any Subsidiary Guarantor for 30 days in payment of any interest on the notes;

          (3) default by the Company or any Subsidiary Guarantor in the deposit of any optional redemption payment;

          (4) default on any other Indebtedness (other than Non-Recourse Indebtedness and Unrestricted Subsidiary Indebtedness) of the Company, any Subsidiary Guarantor or any other Subsidiary (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary) if either

               (A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $10.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or

               (B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a "Payment Default"), having a principal amount of $10.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate;

          (5) default in the performance, or breach of, the covenants set forth in the covenants captioned "Limitation on Restricted Payments" and "Limitations on Mergers and Consolidations," or in the performance, or breach of, any other covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture and failure to remedy such default within a period of 45 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the outstanding notes;

          (6) the entry by a court of one or more judgments or orders for the payment of money against the Company, any Subsidiary Guarantor or any other Subsidiary (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary is liable, directly or indirectly, for such judgment or order) in an aggregate amount in excess of $10.0 million (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

          (7) the failure of a Guarantee by a Subsidiary Guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof; or

          (8) certain events involving bankruptcy, insolvency or reorganization of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary).

     The Indenture provides that the Trustee may withhold notice to the Holders of the notes of any default (except in payment of principal of, or premium, if any, or interest on the notes) if the Trustee considers it in the interest of the Holders of the notes to do so.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary of the Company (other than a Non-Recourse Subsidiary or an Unrestricted Subsidiary) occurs and is continuing, the principal of, and premium, if any, and interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the notes. The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of the note, plus accrued and unpaid interest to the date of payment. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

     No Holder of a note may pursue any remedy under the Indenture unless

          (1) the Trustee shall have received written notice of a continuing Event of Default,

          (2) the Trustee shall have received a request from Holders of at least 25% in principal amount of the notes to pursue such remedy,

          (3) the Trustee shall have been offered indemnity reasonably satisfactory to it,

          (4) the Trustee shall have failed to act for a period of 60 days after receipt of such notice, request and offer of indemnity and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the notes;

provided, however, such provision does not affect the right of a Holder of any note to sue for enforcement of any overdue payment thereon.

     The Holders of a majority in principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain limitations specified in the Indenture. The Indenture requires the annual filing by the Company with the Trustee of a written statement as to compliance with the covenants contained in the Indenture.

MODIFICATION AND WAIVER

     Modifications and amendments to the Indenture or the notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the notes then outstanding; provided that no such modification or amendment may, without the consent of the Holder of each note then outstanding affected thereby,

          (1) reduce the percentage of principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate or change the time for payment of interest, including default interest, on any note;

          (3) reduce the principal amount of any note or change the Maturity
     Date;

          (4) reduce the redemption price, including premium, if any, payable upon redemption of any note or change the time at which any note may or shall be redeemed;

          (5) reduce the purchase price, including the premium, if any, payable upon the repurchase of any note upon an Asset Sale or Change in Control, or change the time at which any note may or shall be repurchased thereunder;

          (6) make any note payable in money other than that stated in such note;

          (7) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any note;

          (8) make any change in the percentage of principal amount of notes necessary to waive compliance with certain provisions of the Indenture; or

          (9) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the notes.

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holders of the notes in certain limited circumstances, including

          (a) to cure any ambiguity, omission, defect or inconsistency;

          (b) to provide for the assumption of the obligations of the Company or any Subsidiary Guarantor under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or such Subsidiary Guarantor;

          (c) to reflect the release of any Subsidiary Guarantor from its Guarantee of the notes, or the addition or any Subsidiary of the Company as a Subsidiary Guarantor, in the manner provided in the Indenture;

          (d) to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

          (e) to make any change that would provide any additional benefit to the Holders or that does not adversely affect the rights of any Holder of the notes in any material respect.

          The Holders of a majority in aggregate principal amount of the notes then outstanding may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes ("Legal Defeasance"). Such Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by such notes, except for

          (1) the rights of Holders of the notes to receive payments solely from the trust fund described in the following paragraph in respect of the principal of, premium, if any, and interest on the notes when such payments are due,

          (2) the Company's obligations with respect to the notes concerning the issuance of temporary notes, transfers and exchanges of the notes, replacement of mutilated, destroyed, lost or stolen notes, the maintenance of an office or agency where the notes may be surrendered for transfer or exchange or presented for payment, and duties of paying agents,

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and

          (4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants described under "-- Certain Covenants" ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment) described under "-- Events of Default" will no longer constitute an Event of Default. If we exercise our Legal Defeasance or Covenant Defeasance option, each Subsidiary Guarantor will be released from all its obligations under the Indenture and its Guarantee.

     In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture,

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. Legal Tender, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding amount of the notes on the Maturity Date or on the applicable mandatory redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest;

          (2) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that

               (A) the Company has received from or there has been published by, the Internal Revenue Service a ruling or

               (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the Holders of the notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

          (6) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the notes over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that the Company has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance.

GOVERNING LAW

     The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

THE TRUSTEE

     The Bank of New York is the Trustee under the Indenture. The Bank of New York also serves as trustee for our 7.875% Senior Notes due 2004, our 8.375% Senior Notes due 2008, our 8.125% Senior Notes due 2011, our 8.5% Senior Notes due 2012 and our 7.75% Senior Notes due 2015. We may also maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own our debt securities. Its address is 101 Barclay Street, 8th Floor, New York, New York 10286. The Company has also appointed the Trustee as the initial registrar and Paying Agent under the Indenture.

     The Trustee is permitted to become an owner or pledgee of the notes and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. If, however, the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) after an Event of Default has occurred and is continuing, it must eliminate such conflict or resign.

     In case an Event of Default shall occur (and be continuing), the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person's own affairs. The Trustee will be under no obligation to exercise any of its powers under the Indenture at the request of any of the Holders of the notes, unless such Holders have offered the Trustee indemnity reasonably satisfactory to it.

BOOK ENTRY, DELIVERY AND FORM

     The outstanding notes are represented by one or more global securities and the new notes also will be issued in the form of one or more global securities. The global securities representing the new notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

     Except as described below under "-- Certificated notes," the notes will be issued only in global form.

     The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     The Company expects that pursuant to procedures established by the Depositary, upon the issuance of the global securities, the Depositary will credit, on its book-entry registrations and transfer system, the aggregate principal amount of new notes represented by such global securities to the accounts of participants exchanging outstanding notes. Ownership of beneficial interests in the global securities will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

     So long as the Depositary, or its nominee, is the Holder of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and Holder of the notes for all purposes of the notes and the Indenture. Except as set forth below, you will not be entitled to have the notes represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or Holder of any notes under the global securities. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the Holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The Company will make all payments on notes represented by the global securities registered in the name of and held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the owner and Holder of the global securities.

     The Company expects that the Depositary or its nominee, upon receipt of any payment in respect of the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of the global securities as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interest in the global securities held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owning through such participants.

     Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of the Depositary, it is under no obligations to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     Subject to certain conditions, the notes represented by the global securities will be exchangeable for certificated notes in definitive form of like tenor as such notes if

          (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the global securities and a successor is not promptly appointed or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act or

          (2) the Company in its discretion at any time determines not to have all of the notes represented by the global securities.

Any notes that are exchangeable pursuant to the preceding sentence will be exchanged for certificated notes issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the preceding, the global securities are not exchangeable, except for global securities of the same aggregate denominations also registered in the name of the Depositary or its nominee.

                        FEDERAL INCOME TAX CONSIDERATIONS

FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OF OUTSTANDING NOTES FOR NEW NOTES

     The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     We believe that the exchange of outstanding notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the SEC in no action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

     -    you acquire the new notes in the ordinary course of your business; and

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

     You may not participate in the exchange offer if you are:

     -    our "affiliate" within the meaning of Rule 405 under the Securities
          Act; or

     -    a broker-dealer that acquired outstanding notes directly from us.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the effective date of this registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in new notes may be required to deliver a prospectus.

     If you wish to exchange new notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering--Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such new notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

     -    in negotiated transactions;

     - through the writing of options on the new notes or a combination of such methods of resale;

     -    at market prices prevailing at the time of resale; and

     - at prices related to such prevailing market prices or negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the effective date of this registration statement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     The validity of the new notes offered in this exchange offer will be passed upon for us by Vinson & Elkins L.L.P. in reliance on the opinion of Commercial Law Group P.C. with respect to matters of Oklahoma law.

     Shannon T. Self, a shareholder in Commercial Law Group, P.C., is a director of Chesapeake, and he beneficially owns 48,376 shares of our common stock.

                                     EXPERTS

          The consolidated financial statements of Chesapeake Energy Corporation, incorporated in this prospectus by reference to Chesapeake's annual report on Form 10-K for the year ended December 31, 2001, and the consolidated financial statements of Gothic Energy Corporation, incorporated in this prospectus by reference to Chesapeake's annual report on Form 10-K/A for the year ended December 31, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          Estimates of the oil and gas reserves of Chesapeake Energy Corporation and related future net cash flows and the present values thereof, included in Chesapeake's annual report on Form 10-K for the year ended December 31, 2001, were based upon reserve reports prepared by Williamson Petroleum Consultants, Inc., Ryder Scott Company, L.P. and Lee Keeling and Associates, Inc., independent petroleum engineers. We have incorporated these estimates in reliance on the authority of each such firm as experts in such matters.

                       WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You can also find our SEC filings at the SEC's website at www.sec.gov and on our website at www.chkenergy.com. Information contained on our website is not part of this prospectus.

          In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where our common stock is listed.

          The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

     - our annual report on Form 10-K for the fiscal year ended December 31, 2001;

     - our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

     - our current reports on Form 8-K filed on January 22, 2002, February 5, 2002, February 21, 2002, March 12, 2002, March 18, 2002, April 4,
          2002, April 16, 2002, April 23, 2002, April 30, 2002, June 5, 2002,
          July 1, 2002, July 11, 2002, July 22, 2002, July 25, 2002 (as amended on July 30, 2002), July 31, 2002, August 6, 2002, August 7, 2002 (as
          amended on August 8, 2002), September 17, 2002, September 20, 2002, November 5, 2002, December 5, 2002, December 6, 2002, December 13, 2002, December 16, 2002 and December 20, 2002 (excluding any information filed pursuant to Item 9 on any such current report on Form 8-K); and

     - the consolidated financial statements of Gothic Energy Corporation included in our annual report on Form 10-K/A for the fiscal year ended December 31, 2000.

          All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information filed pursuant to Item 9 on any current report on Form 8-K) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Jennifer M. Grigsby, Secretary, Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, by mail, or if by telephone at (405) 848-8000.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give our current expectations or forecasts of future events. They include statements regarding oil and gas reserve estimates, planned capital expenditures, the drilling of oil and gas wells and future acquisitions, expected oil and gas production, cash flow and anticipated liquidity, business strategy and other plans and objectives for future operations, expected future expenses and utilization of net operating loss carryforwards. Statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility.

     Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

     -    the volatility of oil and gas prices;

     -    our substantial indebtedness;

     -    the cost and availability of drilling and production services;

     - our commodity price risk management activities, including counterparty contract performance risk;

     - uncertainties inherent in estimating quantities of oil and gas reserves, projecting future rates of production and the timing of development expenditures;

     -    our ability to replace reserves;

     -    the availability of capital;

     - uncertainties in evaluating oil and gas reserves of acquired properties and associated potential liabilities;

     -    drilling and operating risks;

     - our ability to generate future taxable income sufficient to utilize our federal and state income tax net operating loss (NOL) carryforwards before their expiration;

     - future ownership changes which could result in additional limitations to our NOLs;

     -    adverse effects of governmental and environmental regulation;

     -    losses possible from pending or future litigation;

     -    the strength and financial resources of our competitors; and

     -    the loss of officers or key employees.

     We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or as of the date of the report or document in which they are contained, and we undertake no obligation to update such information. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business.

                                                                         ANNEX A

                              LETTER OF TRANSMITTAL
                                    TO TENDER
                      OUTSTANDING 9% SENIOR NOTES DUE 2012
                                       OF
                          CHESAPEAKE ENERGY CORPORATION
      PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED JANUARY __, 2003

================================================================================
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________________, 2003 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.
================================================================================

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

                           101 Barclay Street - 7 East
                            New York, New York 10286
                           Attention: Corporate Trust
                        Operations - Reorganization Unit
                            Facsimile: (212) 298-1915
                            Telephone: (212) 815-2742

     IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 9% SENIOR NOTES DUE 2012 (THE "OUTSTANDING NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF NEW 9% SENIOR NOTES DUE 2012 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

                       ----------------------------------

     The undersigned hereby acknowledges receipt and review of the Prospectus, dated January ___, 2003 (the "Prospectus"), of Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") to exchange its 9% Senior Notes due 2012 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9% Senior Notes due 2012 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

     The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer - Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

     - DTC has received your instructions to tender your Outstanding Notes; and

     - You agree to be bound by the terms of this Letter of Transmittal.

     BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     1. By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

     2. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

     3. You understand that the tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between and the Company as to the terms and conditions set forth in the Prospectus.

     4. By tendering Outstanding Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

     5. By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

              a. the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

              b. neither you nor any such other person is engaging in or intends to engage in a distribution of such New Notes;

              c. neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes; and

              d. neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company.

     6. You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of November 14, 2002 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors (as defined therein) and the Initial Purchaser (as defined therein). Such election may be made only by notifying the Company in writing at 6100 North Western Avenue, Oklahoma City, OK 73118, Attention: Chief Financial Officer. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who signs such shelf registration statement, each person who controls the Company within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

     7. If you are a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

     8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

                                  INSTRUCTIONS

         FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER



         1.       Book-Entry Confirmations.

         Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M., New York City time, on the Expiration Date.

         2.       Partial Tenders.

         Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000. THE ENTIRE PRINCIPAL AMOUNT OF OUTSTANDING NOTES DELIVERED TO THE EXCHANGE AGENT WILL BE DEEMED TO HAVE BEEN TENDERED UNLESS OTHERWISE COMMUNICATED TO THE EXCHANGE AGENT. IF THE ENTIRE PRINCIPAL AMOUNT OF ALL OUTSTANDING NOTES IS NOT TENDERED, THEN OUTSTANDING NOTES FOR THE PRINCIPAL AMOUNT OF OUTSTANDING NOTES NOT TENDERED AND NEW NOTES ISSUED IN EXCHANGE FOR ANY OUTSTANDING NOTES ACCEPTED WILL BE DELIVERED TO THE HOLDER VIA THE FACILITIES OF DTC PROMPTLY AFTER THE OUTSTANDING NOTES ARE ACCEPTED FOR EXCHANGE.

         3.       Validity of Tenders.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

         4.       Waiver of Conditions.

         The Company reserves the absolute right to waive, in whole or part, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

         5.       No Conditional Tender.

         No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

         6.       Request for Assistance or Additional Copies.

         Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

         7.       Withdrawal.

         Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer--Withdrawal of Tenders."

         8.       No Guarantee of Late Delivery.

         There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1031 of the Oklahoma General Corporation Act, under which Chesapeake is incorporated, authorizes the indemnification of directors and officers under certain circumstances. Article VIII of the Certificate of Incorporation of Chesapeake and Article VI of the Bylaws of Chesapeake also provide for indemnification of directors and officers under certain circumstances. These provisions, together with Chesapeake's indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933 (the "Securities Act"), as amended. In addition, Chesapeake maintains insurance, which insures its directors and officers against certain liabilities.

     The Oklahoma General Corporation Act provides for indemnification of each of Chesapeake's officers and directors against (a) expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of Chesapeake, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, other than an action by or in the right of Chesapeake. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Chesapeake, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Chesapeake brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of Chesapeake, or any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of Chesapeake, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to Chesapeake, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Article VIII of Chesapeake's Certificate of Incorporation provides for indemnification of Chesapeake's director and officers. The Oklahoma General Corporation Act also permits Chesapeake to purchase and maintain insurance on behalf of Chesapeake's directors and officers against any liability arising out of their status as such, whether or not Chesapeake would have the power to indemnify them against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     Chesapeake has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, Chesapeake will pay on behalf of the indemnitee any amount which he is or becomes legally obligated to pay because of (a) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of Chesapeake or an affiliate or (b) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of Chesapeake or an affiliate or is or was serving at the request of Chesapeake as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which Chesapeake would be obligated to make under an indemnification agreement could include damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. Chesapeake also provides liability insurance for each of its directors and executive officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits. The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

    EXHIBIT
      NO.                                   DESCRIPTION

     3.1 Chesapeake's Restated Certificate of Incorporation together with the Certificate of Designation for the 6.75% Cumulative Convertible Preferred Stock of Chesapeake and the Certificate of Designation for the Series A Junior Participating Preferred Stock of Chesapeake. Incorporated herein by reference to Exhibit 3.1 to Chesapeake's registration statement on Form S-3 filed July 22, 2002.

     3.1.1* Certificate of Elimination filed November 4, 2002, with the Secretary of State of the State of Oklahoma.

     3.2            Chesapeake's Bylaws. Incorporated herein by reference to
                    Exhibit 3.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

     4.1 Indenture dated as of March 15, 1997 among Chesapeake, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, with respect to 7.875% Senior Notes due 2004. Incorporated herein by reference to Exhibit 4.1 to Chesapeake's registration statement on Form S-4 (No. 333-24995). First Supplemental Indenture dated December 17, 1997 and Second Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's transition report on Form 10-K for the six months ended December 31, 1997. Second [Third] Supplemental Indenture dated April 22, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's registration statement on Form S-3 registration statement (No. 333-57235). Fourth Supplemental Indenture dated July 1, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 1998. Fifth Supplemental Indenture dated November 19, 1999. Incorporated herein by reference to
                    Exhibit 4.1.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Sixth Supplemental Indenture dated December 31, 1999. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Seventh Supplemental Indenture dated September 12, 2001. Incorporated herein by reference to Exhibit 4.1.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Eighth Supplemental Indenture dated October 1, 2001. Incorporated herein by reference to
                    Exhibit 4.1.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Ninth Supplemental Indenture dated December 17, 2001. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's registration statement on Form S-3 (No. 333-76546). Tenth Supplemental Indenture dated as of June 28, 2002. Incorporated herein by reference to Exhibit 4.1.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Eleventh Supplemental Indenture dated as of July 8, 2002. Incorporated herein by reference to Exhibit 4.1.3 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.2 Indenture dated as of March 15, 1997 among Chesapeake, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, with respect to 8.5% Senior Notes due 2012. Incorporated herein by reference to Exhibit 4.3 to Chesapeake's registration statement on Form S-4 (No. 333-24995). First Supplemental Indenture dated December 17, 1997 and Second Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's transition report on Form 10-K for the six months ended December 31, 1997. Second [Third] Supplemental Indenture dated April 22, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's Amendment No. 1 to Form S-3 registration statement (No. 333-57235). Fourth Supplemental Indenture dated July 1, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 1998. Fifth Supplemental Indenture dated November 19, 1999. Incorporated herein by reference to
                    Exhibit 4.2.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Sixth Supplemental Indenture dated December 31, 1999. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30,

    EXHIBIT
      NO.                                   DESCRIPTION

                    2001. Seventh Supplemental Indenture dated September 12, 2001. Incorporated herein by reference to Exhibit 4.2.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Eighth Supplemental Indenture dated October 1, 2001. Incorporated herein by reference to
                    Exhibit 4.2.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Ninth Supplemental Indenture dated December 17, 2001. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's registration statement on Form S-3 (No. 333-76546). Tenth Supplemental Indenture dated as of June 28, 2002. Incorporated herein by reference to Exhibit 4.2.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Eleventh Supplemental Indenture dated as of July 8, 2002. Incorporated herein by reference to Exhibit 4.2.3 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.3 Indenture dated as of April 6, 2001 among Chesapeake, as issuer, its subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, with respect to 8.125% Senior Notes due 2011. Incorporated herein by reference to Exhibit 4.6 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Supplemental Indenture dated May 14, 2001. Incorporated herein by reference to Exhibit 4.6 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Second Supplemental Indenture dated September 12, 2001. Incorporated herein by reference to Exhibit 4.3.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Third Supplemental Indenture dated October 1, 2001. Incorporated herein by reference to Exhibit
                    4.3.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Fourth Supplemental Indenture dated December 17, 2001. Incorporated herein by reference to Exhibit 4.3.1 to Chesapeake's registration statement on Form S-3 (No. 333-76546). Fifth Supplemental Indenture dated as of June 28, 2002. Incorporated herein by reference to Exhibit 4.3.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Sixth Supplemental Indenture dated July 8, 2002. Incorporated herein by reference to Exhibit 4.3.3 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.4 Indenture dated as of November 5, 2001 among Chesapeake, as issuer, its subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York, as Trustee, with respect to 8.375% Senior Notes due 2008. Incorporated herein by reference to Exhibit 4.16 to Chesapeake's registration statement on Form S-4 (No. 333-74584). First Supplemental Indenture dated December 17, 2001. Incorporated herein by reference to Exhibit 4.16.1 to Chesapeake's registration statement on Form S-3 (No. 333-76546). Second Supplemental Indenture dated as of June 28, 2002. Incorporated herein by reference to Exhibit 4.4.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Third Supplemental Indenture dated as of July 8, 2002. Incorporated herein by reference to Exhibit 4.4.3 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.5 Agreement to furnish copies of unfiled long-term debt instruments. Incorporated herein by reference to Chesapeake's transition report on Form 10-K for the six months ended December 31, 1997.

     4.6 $225,000,000 Second Amended and Restated Credit Agreement, dated as of June 11, 2001, among Chesapeake Energy Corporation, Chesapeake Exploration Limited Partnership, as Borrower, Bear Stearns Corporate Lending Inc., as Syndication Agent, Union Bank of California, N.A., as Administrative Agent and Collateral Agent, BNP Paribas and Toronto Dominion (Texas), Inc., as Co-Documentation Agents and other lenders party thereto. Incorporated herein by reference to Exhibit 4.6 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2001. Consent and waiver letter dated September 10, 2001 and consent and waiver letter dated October 5, 2001. Incorporated herein by reference to Exhibits 4.6.1 and 4.6.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001, respectively. Consent and waiver letter dated November 2, 2001. Incorporated herein by reference to
                    Exhibit 4.6.1 to Chesapeake's registration statement on Form S-4 (No. 333-74584). First Amendment dated March 8, 2002 with respect to Second Amended and Restated Credit

    EXHIBIT
      NO.                                   DESCRIPTION


                    Agreement. Incorporated herein by reference to Exhibit 4.6.1 to Chesapeake's annual report on Form 10-K for the year ended December 31, 2001. Consent and waiver letter dated April 15, 2002. Incorporated herein by reference to Exhibit
                    4.6.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2002. Second Amendment dated June 4, 2002 with respect to Second Amended and Restated Credit Agreement. Incorporated by reference to Exhibit 4.6.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2002. Consent and waiver letter dated August 2, 2002. Incorporated herein by reference to Exhibit 4.6.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Third Amendment dated September 20, 2002 with respect to the Second Amended and Restated Credit Agreement. Incorporated herein by reference to Exhibit 4.6.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2002. Fourth Amendment dated November 4, 2002 with respect to the Second Amended and Restated Credit Agreement. Incorporated herein by reference to Exhibit 4.6.4 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2002.

     4.6.1* Consent and waiver letter dated December 11, 2002 with respect to the Second Amended and Restated Credit Agreement, dated as of June 11, 2001 among Chesapeake Energy Corporation, Chesapeake Exploration Limited Partnership, as Borrower, Bear Stearns Corporate Lending Inc., as Syndication Agent, Union Bank of California, N.A., as Administrative Agent and Collateral Agent, BNP Paribas and Toronto Dominion (Texas), Inc., as Co-Documentation Agents and other lenders party thereto.

     4.7 Warrant Agreement dated as of September 9, 1997 between Gothic Energy Corporation and UMB Bank, N.A. (formerly American Stock Transfer & Trust Company), as warrant agent, and Supplement to Warrant Agreement dated as of January 16, 2001. Incorporated herein by reference to Exhibit 4.9 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.8 Registration Rights Agreement dated as of September 9, 1997 among Gothic Energy Corporation, two of its subsidiaries, Oppenheimer & Co., Inc., Banc One Capital Corporation and Paribas Corporation. Incorporated herein by reference to
                    Exhibit 4.10 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.9 Warrant Agreement dated as of January 23, 1998 between Gothic Energy Corporation and UMB Bank, N.A. (formerly American Stock Transfer & Trust Company), as warrant agent. Incorporated herein by reference to Exhibit 4.11 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.10 Common Stock Registration Rights Agreement dated as of January 23, 1998 among Gothic Energy Corporation and purchasers of its senior redeemable preferred stock. Incorporated herein by reference to Exhibit 4.12 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.11 Substitute Warrant to Purchase Common Stock of Chesapeake Energy Corporation dated as of January 16, 2001 issued to Amoco Corporation. Incorporated herein by reference to
                    Exhibit 4.13 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.12 Warrant Agreement dated as of April 21, 1998 between Gothic Energy Corporation and American Stock Transfer & Trust Company, as warrant agent, and Supplement to Warrant Agreement dated as of January 16, 2001. Incorporated herein by reference to Exhibit 4.14 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.13 Warrant Registration Rights Agreement dated as of April 21, 1998 among Gothic Energy Corporation and purchasers of units consisting of its 14-1/8% senior secured discount notes due 2006 and warrants to purchase its common stock. Incorporated herein by reference to Exhibit 4.15 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

    EXHIBIT
      NO.                                   DESCRIPTION

     4.14 Indenture dated as of August 12, 2002 among Chesapeake, as issuer, its subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York, with respect to its 9% Senior Notes due 2012. Incorporated herein by reference to
                    Exhibit 4.14 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.15 Indenture dated as of December 20, 2002 among Chesapeake, as issuer, its subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York, as trustee, with respect to its 7.75% Senior Notes due 2015. Incorporated herein by reference to Exhibit 4.5 to Chesapeake's registration statement on Form S-4 filed January 10, 2003.

     4.16 Rights Agreement dated as of July 15, 1998 between Chesapeake and UMB Bank, N.A., as rights agent. Incorporated herein by reference to Exhibit 1 to Chesapeake's registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

     4.17* Registration Rights Agreement dated November 14, 2002 between Chesapeake and Salomon Smith Barney, Inc.

     5.1* Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.

     5.2* Opinion of Commercial Law Group, P.C. regarding the validity of the securities being registered.

    10.1.1+ Chesapeake's 1992 Incentive Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.1 to Chesapeake's registration statement on Form S-4 (No. 33-93718).

    10.1.2+ Chesapeake's 1992 Nonstatutory Stock Option Plan, as Amended. Incorporated herein by reference to Exhibit 10.1.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

    10.1.3+         Chesapeake's 1994 Stock Option Plan, as amended.
                    Incorporated herein by reference to Exhibit 10.1.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

    10.1.4+ Chesapeake's 1996 Stock Option Plan. Incorporated herein by reference to Chesapeake's Proxy Statement for its 1996 Annual Meeting of Shareholders.

    10.1.5+ Chesapeake's 1999 Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.5 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 1999.

    10.1.6+ Chesapeake's 2000 Employee Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.6 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2000.

    10.1.7+         Chesapeake's 2000 Executive Officer Stock Option Plan.
                    Incorporated herein by reference to Exhibit 10.1.7 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2000.

    10.1.8+ Chesapeake's 2001 Stock Option Plan. Incorporated herein by reference to Exhibit B to Chesapeake's definitive proxy statement for its 2001 annual meeting of shareholders filed April 30, 2001.

    10.1.9+         Chesapeake's 2001 Executive Officer Stock Option Plan.
                    Incorporated herein by reference to Exhibit 10.1.9 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

    10.1.10+        Chesapeake's 2001 Nonqualified Stock Option Plan.
                    Incorporated herein by reference to Exhibit 10.1.10 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

    10.1.11+ Chesapeake's 2002 Stock Option Plan. Incorporated herein by reference to Exhibit A to Chesapeake's definitive proxy statement for its 2002 annual meeting of shareholders filed April 29, 2002.

    10.1.12+        Chesapeake's 2002 Non-Employee Director Stock Option Plan.
                    Incorporated herein by reference to Exhibit B to Chesapeake's definitive proxy statement for its 2002 annual meeting of shareholders filed April 29, 2002.

    EXHIBIT
      NO.                                   DESCRIPTION

    10.1.12+        Chesapeake's 2002 Nonqualified Stock Option Plan.
                    Incorporated herein by reference to Exhibit 10.1.11 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2002.

    10.2.1+ Second Amended and Restated Employment Agreement dated as of July 1, 2001, between Aubrey K. McClendon and Chesapeake Energy Corporation. Incorporated herein by reference to
                    Exhibit 4.7 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

    10.2.2+ Second Amended and Restated Employment Agreement dated as of July 1, 2001, between Tom L. Ward and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 4.8 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

    10.2.3+ Amended and Restated Employment Agreement dated as of August 1, 2000 between Marcus C. Rowland and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit
                    10.2.3 to Chesapeake's registration statement on Form S-1 (No. 333-45872).

    10.2.4+ Employment Agreement dated as of July 1, 2000, between Michael A. Johnson and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 10.2.8 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2000.

    10.2.5+ Employment Agreement dated as of July 1, 2000, between Martha A. Burger and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 10.2.9 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2000.

    10.3+ Form of Indemnity Agreement for officers and directors of Chesapeake and its subsidiaries. Incorporated herein by reference to Exhibit 10.30 to Chesapeake's registration statement on Form S-1 (No. 33-55600).

    10.4.1 Amended and Restated Consulting Agreement dated January 11, 2001 between Chesapeake Energy Corporation and Michael Paulk. Incorporated herein by reference to Exhibit 10.4.1 to Chesapeake's annual report on Form 10-K for the year ended December 31, 2000.

    10.4.2 Amended and Restated Consulting Agreement dated January 11, 2001 between Chesapeake Energy Corporation and Steven P. Ensz. Incorporated herein by reference to Exhibit 10.4.2 to Chesapeake's annual report on Form 10-K for the year ended December 31, 2000.

    10.10 Partnership Agreement of Chesapeake Exploration Limited Partnership dated December 27, 1994 between Chesapeake Energy Corporation and Chesapeake Operating, Inc. Incorporated herein by reference to Exhibit 10.10 to Chesapeake's registration statement on Form S-4 (No. 33-93718).

    10.11 Amended and Restated Limited Partnership Agreement of Chesapeake Louisiana, L.P. dated June 30, 1997 between Chesapeake Operating, Inc. and Chesapeake Energy Louisiana Corporation. Incorporated herein by reference to Exhibit
                    10.11 to Chesapeake's annual report on Form 10-K for the year ended June 30, 1997.

    12              Computation of Ratios of Earnings and Fixed Charges.
                    Incorporated herein by reference to Exhibit 12.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2002.

    21*             Subsidiaries of Chesapeake.

    23.1*           Consent of PricewaterhouseCoopers LLP.

    23.2*           Consent of Williamson Petroleum Consultants, Inc.

    23.3*           Consent of Ryder Scott Company L.P.

    23.4*           Consent of Lee Keeling and Associates, Inc.

    23.5*           Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

    23.6*           Consent of Commercial Law Group, P.C. (included in Exhibit
                    5.2).

    24.1* Power of Attorney (included in the signature pages of this Registration Statement).

    25.1*           Statement of Eligibility on Form T-1 of The Bank of New
                    York.
-------------------------

*        Filed herewith.
+        Management contract or compensatory plan or arrangement.

     (b) Financial Statement Schedules. Incorporated herein by reference to Item 8 of Chesapeake's annual report on Form 10-K for the year ended December 31, 2000, as amended.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Each registrant hereby undertakes

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.

     This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on January 10, 2003.

                            CHESAPEAKE ENERGY CORPORATION

                            By:          /s/ Aubrey K. McClendon
                                         ---------------------------------------
                                         Aubrey K. McClendon
                                         Chairman of the Board and
                                         Chief Executive Officer

         Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                                      CAPACITY                            DATE
                ---------                                      --------                            ----
                                                Chairman of the Board, Chief Executive       January 10, 2003
/s/ Aubrey K. McClendon                         Officer and Director (Principal
------------------------------------------      Executive Officer)
            Aubrey K. McClendon

                                                President, Chief Operating Officer and       January 10, 2003
/s/ Tom L. Ward                                 Director (Principal Executive Officer)
------------------------------------------
            Tom L. Ward

                                                Executive Vice President and Chief           January 10, 2003
/s/ Marcus C. Rowland                           Financial Officer (Principal Financial
------------------------------------------      Officer)
            Marcus C. Rowland

                                                Senior Vice President -- Accounting,         January 10, 2003
/s/ Michael A. Johnson                          Controller and Chief Accounting
------------------------------------------      Officer (Principal Accounting Officer)
            Michael A. Johnson

                                                Director                                     January __, 2003

------------------------------------------
            Edgar F. Heizer, Jr.

                                                Director                                     January __, 2003

------------------------------------------
            Breene M. Kerr



/s/ Charles T. Maxwell                          Director                                     January 10, 2003
------------------------------------------
            Charles T. Maxwell

                                                Director                                     January 10, 2003
/s/ Shannon T. Self
------------------------------------------
            Shannon T. Self

                                                Director                                     January __, 2003

------------------------------------------
         Frederick B. Whittemore

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on January 10, 2003.

                                        CHESAPEAKE OPERATING, INC.
                                        NOMAC DRILLING CORPORATION
                                        CHESAPEAKE ENO ACQUISITION CORP.
                                        CHESAPEAKE BETA CORP.
                                        CHESAPEAKE DELTA CORP.


                                        By:    /s/ Marcus C. Rowland
                                               ---------------------------
                                        Name:  Marcus C. Rowland
                                        Title: Vice President

         Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                        CAPACITY                               DATE
                  ---------                                        --------                               ----
                                                    President and Director (Principal            January 10, 2003
/s/ Aubrey K. McClendon                             Executive Officer)
------------------------------------------
             Aubrey K. McClendon

                                                    Vice President and Director                  January 10, 2003
/s/ Tom L. Ward
------------------------------------------
                 Tom L. Ward

                                                    Vice President (Principal Financial          January 10, 2003
/s/ Marcus C. Rowland                               and Accounting Officer)
------------------------------------------
              Marcus C. Rowland

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on January 10, 2003.

                                        THE AMES COMPANY, L.L.C.
                                        CARMEN ACQUISITION, L.L.C.
                                        CHESAPEAKE ACQUISITION, L.L.C.
                                        CHESAPEAKE MOUNTAIN FRONT, L.L.C.
                                        CHESAPEAKE ROYALTY, L.L.C.
                                        GOTHIC ENERGY, L.L.C.
                                        GOTHIC PRODUCTION, L.L.C.
                                        SAP ACQUISITION, L.L.C.
                                        CHESAPEAKE KNAN ACQUISITION, L.L.C.
                                        CHESAPEAKE FOCUS, L.L.C.


                                        By:    /s/ Marcus C. Rowland
                                               ---------------------------
                                        Name:  Marcus C. Rowland
                                        Title: Vice President

         Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                        CAPACITY                             DATE
                  ---------                                        --------                             ----
                                                    President and Manager (Principal             January 10, 2003
/s/ Aubrey K. McClendon                             Executive Officer)
------------------------------------------
             Aubrey K. McClendon

                                                    Vice President and Manager                   January 10, 2003
/s/ Tom L. Ward
------------------------------------------
                 Tom L. Ward

                                                    Vice President (Principal Financial          January 10, 2003
/s/ Marcus C. Rowland                               and Accounting Officer)
------------------------------------------
              Marcus C. Rowland


                                    II-11.1

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on January 10, 2003.

                                       CHESAPEAKE ENERGY LOUISIANA CORPORATION

                                       By:          /s/ Aubrey K. McClendon
                                                    ----------------------------
                                       Name:        Aubrey K. McClendon
                                       Title:       Chief Executive Officer

         Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                     CAPACITY                             DATE
                  ---------                                     --------                             ----
/s/ Aubrey K. McClendon                           Chief Executive Officer and Director      January 10, 2003
------------------------------------------        (Principal Executive Officer)
             Aubrey K. McClendon

/s/ Tom L. Ward                                   President, Chief Operating Officer        January 10, 2003
------------------------------------------        and Director
              Tom L. Ward

/s/ Marcus C. Rowland                             Vice President and Chief Financial        January 10, 2003
------------------------------------------        Officer (Principal Financial and
              Marcus C. Rowland                   Accounting Officer)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on January 10, 2003


                                    CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
                                    CHESAPEAKE LOUISIANA, L.P.
                                    CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
                                    CHESAPEAKE-STAGHORN ACQUISITION L.P.
                                    CHESAPEAKE SIGMA, L.P.

                                    By Chesapeake Operating, Inc., as general
                                       partner of each respective entity


                                    By:          /s/ Aubrey K. McClendon
                                                 -------------------------------
                                    Name:        Aubrey K. McClendon
                                    Title:       Chief Executive Officer

         Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                    CAPACITY                          DATE
                   ---------                                    --------                          ----
/s/ Aubrey K. McClendon                             Chief Executive Officer and           January 10, 2003
-----------------------------------------------     Director of Chesapeake
              Aubrey K. McClendon                   Operating, Inc. (Principal
                                                    Executive Officer)

/s/ Tom L. Ward                                     President, Chief Operating            January 10, 2003
-----------------------------------------------     Officer and Director of
               Tom L. Ward                          Chesapeake Operating, Inc.

/s/ Marcus C. Rowland                               Executive Vice President -            January 10, 2003
-----------------------------------------------     Finance and Chief Financial
               Marcus C. Rowland                    Officer of Chesapeake
                                                    Operating, Inc. (Principal
                                                    Financial and Accounting
                                                    Officer)

                                 EXHIBIT INDEX


    EXHIBIT
      NO.                                   DESCRIPTION

     3.1 Chesapeake's Restated Certificate of Incorporation together with the Certificate of Designation for the 6.75% Cumulative Convertible Preferred Stock of Chesapeake and the Certificate of Designation for the Series A Junior Participating Preferred Stock of Chesapeake. Incorporated herein by reference to Exhibit 3.1 to Chesapeake's registration statement on Form S-3 filed July 22, 2002.

     3.1.1* Certificate of Elimination filed November 4, 2002, with the Secretary of State of the State of Oklahoma.

     3.2            Chesapeake's Bylaws. Incorporated herein by reference to
                    Exhibit 3.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

     4.1 Indenture dated as of March 15, 1997 among Chesapeake, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, with respect to 7.875% Senior Notes due 2004. Incorporated herein by reference to Exhibit 4.1 to Chesapeake's registration statement on Form S-4 (No. 333-24995). First Supplemental Indenture dated December 17, 1997 and Second Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's transition report on Form 10-K for the six months ended December 31, 1997. Second [Third] Supplemental Indenture dated April 22, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's registration statement on Form S-3 registration statement (No. 333-57235). Fourth Supplemental Indenture dated July 1, 1998. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 1998. Fifth Supplemental Indenture dated November 19, 1999. Incorporated herein by reference to
                    Exhibit 4.1.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Sixth Supplemental Indenture dated December 31, 1999. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Seventh Supplemental Indenture dated September 12, 2001. Incorporated herein by reference to Exhibit 4.1.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Eighth Supplemental Indenture dated October 1, 2001. Incorporated herein by reference to
                    Exhibit 4.1.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Ninth Supplemental Indenture dated December 17, 2001. Incorporated herein by reference to Exhibit 4.1.1 to Chesapeake's registration statement on Form S-3 (No. 333-76546). Tenth Supplemental Indenture dated as of June 28, 2002. Incorporated herein by reference to Exhibit 4.1.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Eleventh Supplemental Indenture dated as of July 8, 2002. Incorporated herein by reference to Exhibit 4.1.3 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.2 Indenture dated as of March 15, 1997 among Chesapeake, as issuer, Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and Chesapeake Exploration Limited Partnership, as Subsidiary Guarantors, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, with respect to 8.5% Senior Notes due 2012. Incorporated herein by reference to Exhibit 4.3 to Chesapeake's registration statement on Form S-4 (No. 333-24995). First Supplemental Indenture dated December 17, 1997 and Second Supplemental Indenture dated February 16, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's transition report on Form 10-K for the six months ended December 31, 1997. Second [Third] Supplemental Indenture dated April 22, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's Amendment No. 1 to Form S-3 registration statement (No. 333-57235). Fourth Supplemental Indenture dated July 1, 1998. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 1998. Fifth Supplemental Indenture dated November 19, 1999. Incorporated herein by reference to
                    Exhibit 4.2.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Sixth Supplemental Indenture dated December 31, 1999. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30,

    EXHIBIT
      NO.                                   DESCRIPTION

                    2001. Seventh Supplemental Indenture dated September 12, 2001. Incorporated herein by reference to Exhibit 4.2.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Eighth Supplemental Indenture dated October 1, 2001. Incorporated herein by reference to
                    Exhibit 4.2.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Ninth Supplemental Indenture dated December 17, 2001. Incorporated herein by reference to Exhibit 4.2.1 to Chesapeake's registration statement on Form S-3 (No. 333-76546). Tenth Supplemental Indenture dated as of June 28, 2002. Incorporated herein by reference to Exhibit 4.2.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Eleventh Supplemental Indenture dated as of July 8, 2002. Incorporated herein by reference to Exhibit 4.2.3 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.3 Indenture dated as of April 6, 2001 among Chesapeake, as issuer, its subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York (formerly United States Trust Company of New York), as Trustee, with respect to 8.125% Senior Notes due 2011. Incorporated herein by reference to Exhibit 4.6 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Supplemental Indenture dated May 14, 2001. Incorporated herein by reference to Exhibit 4.6 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2001. Second Supplemental Indenture dated September 12, 2001. Incorporated herein by reference to Exhibit 4.3.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Third Supplemental Indenture dated October 1, 2001. Incorporated herein by reference to Exhibit
                    4.3.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001. Fourth Supplemental Indenture dated December 17, 2001. Incorporated herein by reference to Exhibit 4.3.1 to Chesapeake's registration statement on Form S-3 (No. 333-76546). Fifth Supplemental Indenture dated as of June 28, 2002. Incorporated herein by reference to Exhibit 4.3.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Sixth Supplemental Indenture dated July 8, 2002. Incorporated herein by reference to Exhibit 4.3.3 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.4 Indenture dated as of November 5, 2001 among Chesapeake, as issuer, its subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York, as Trustee, with respect to 8.375% Senior Notes due 2008. Incorporated herein by reference to Exhibit 4.16 to Chesapeake's registration statement on Form S-4 (No. 333-74584). First Supplemental Indenture dated December 17, 2001. Incorporated herein by reference to Exhibit 4.16.1 to Chesapeake's registration statement on Form S-3 (No. 333-76546). Second Supplemental Indenture dated as of June 28, 2002. Incorporated herein by reference to Exhibit 4.4.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Third Supplemental Indenture dated as of July 8, 2002. Incorporated herein by reference to Exhibit 4.4.3 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.5 Agreement to furnish copies of unfiled long-term debt instruments. Incorporated herein by reference to Chesapeake's transition report on Form 10-K for the six months ended December 31, 1997.

     4.6 $225,000,000 Second Amended and Restated Credit Agreement, dated as of June 11, 2001, among Chesapeake Energy Corporation, Chesapeake Exploration Limited Partnership, as Borrower, Bear Stearns Corporate Lending Inc., as Syndication Agent, Union Bank of California, N.A., as Administrative Agent and Collateral Agent, BNP Paribas and Toronto Dominion (Texas), Inc., as Co-Documentation Agents and other lenders party thereto. Incorporated herein by reference to Exhibit 4.6 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2001. Consent and waiver letter dated September 10, 2001 and consent and waiver letter dated October 5, 2001. Incorporated herein by reference to Exhibits 4.6.1 and 4.6.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001, respectively. Consent and waiver letter dated November 2, 2001. Incorporated herein by reference to
                    Exhibit 4.6.1 to Chesapeake's registration statement on Form S-4 (No. 333-74584). First Amendment dated March 8, 2002 with respect to Second Amended and Restated Credit

    EXHIBIT
      NO.                                   DESCRIPTION


                    Agreement. Incorporated herein by reference to Exhibit 4.6.1 to Chesapeake's annual report on Form 10-K for the year ended December 31, 2001. Consent and waiver letter dated April 15, 2002. Incorporated herein by reference to Exhibit
                    4.6.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2002. Second Amendment dated June 4, 2002 with respect to Second Amended and Restated Credit Agreement. Incorporated by reference to Exhibit 4.6.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2002. Consent and waiver letter dated August 2, 2002. Incorporated herein by reference to Exhibit 4.6.2 to Chesapeake's registration statement on Form S-4 (No. 333-99289). Third Amendment dated September 20, 2002 with respect to the Second Amended and Restated Credit Agreement. Incorporated herein by reference to Exhibit 4.6.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2002. Fourth Amendment dated November 4, 2002 with respect to the Second Amended and Restated Credit Agreement. Incorporated herein by reference to Exhibit 4.6.4 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2002.

     4.6.1* Consent and waiver letter dated December 11, 2002 with respect to the Second Amended and Restated Credit Agreement, dated as of June 11, 2001 among Chesapeake Energy Corporation, Chesapeake Exploration Limited Partnership, as Borrower, Bear Stearns Corporate Lending Inc., as Syndication Agent, Union Bank of California, N.A., as Administrative Agent and Collateral Agent, BNP Paribas and Toronto Dominion (Texas), Inc., as Co-Documentation Agents and other lenders party thereto.

     4.7 Warrant Agreement dated as of September 9, 1997 between Gothic Energy Corporation and UMB Bank, N.A. (formerly American Stock Transfer & Trust Company), as warrant agent, and Supplement to Warrant Agreement dated as of January 16, 2001. Incorporated herein by reference to Exhibit 4.9 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.8 Registration Rights Agreement dated as of September 9, 1997 among Gothic Energy Corporation, two of its subsidiaries, Oppenheimer & Co., Inc., Banc One Capital Corporation and Paribas Corporation. Incorporated herein by reference to
                    Exhibit 4.10 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.9 Warrant Agreement dated as of January 23, 1998 between Gothic Energy Corporation and UMB Bank, N.A. (formerly American Stock Transfer & Trust Company), as warrant agent. Incorporated herein by reference to Exhibit 4.11 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.10 Common Stock Registration Rights Agreement dated as of January 23, 1998 among Gothic Energy Corporation and purchasers of its senior redeemable preferred stock. Incorporated herein by reference to Exhibit 4.12 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.11 Substitute Warrant to Purchase Common Stock of Chesapeake Energy Corporation dated as of January 16, 2001 issued to Amoco Corporation. Incorporated herein by reference to
                    Exhibit 4.13 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.12 Warrant Agreement dated as of April 21, 1998 between Gothic Energy Corporation and American Stock Transfer & Trust Company, as warrant agent, and Supplement to Warrant Agreement dated as of January 16, 2001. Incorporated herein by reference to Exhibit 4.14 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

     4.13 Warrant Registration Rights Agreement dated as of April 21, 1998 among Gothic Energy Corporation and purchasers of units consisting of its 14-1/8% senior secured discount notes due 2006 and warrants to purchase its common stock. Incorporated herein by reference to Exhibit 4.15 to Registrant's annual report on Form 10-K for the year ended December 31, 2000.

    EXHIBIT
      NO.                                   DESCRIPTION

     4.14 Indenture dated as of August 12, 2002 among Chesapeake, as issuer, its subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York, with respect to its 9% Senior Notes due 2012. Incorporated herein by reference to
                    Exhibit 4.14 to Chesapeake's registration statement on Form S-4 (No. 333-99289).

     4.15 Indenture dated as of December 20, 2002 among Chesapeake, as issuer, its subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York, as trustee, with respect to its 7.75% Senior Notes due 2015. Incorporated herein by reference to Exhibit 4.5 to Chesapeake's registration statement on Form S-4 filed January 10, 2003.

     4.16 Rights Agreement dated as of July 15, 1998 between Chesapeake and UMB Bank, N.A., as rights agent. Incorporated herein by reference to Exhibit 1 to Chesapeake's registration statement on Form 8-A filed July 16, 1998. Amendment No. 1 dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

     4.17* Registration Rights Agreement dated November 14, 2002 between Chesapeake and Salomon Smith Barney, Inc.

     5.1* Opinion of Vinson & Elkins L.L.P. regarding the validity of the securities being registered.

     5.2* Opinion of Commercial Law Group, P.C. regarding the validity of the securities being registered.

    10.1.1+ Chesapeake's 1992 Incentive Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.1 to Chesapeake's registration statement on Form S-4 (No. 33-93718).

    10.1.2+ Chesapeake's 1992 Nonstatutory Stock Option Plan, as Amended. Incorporated herein by reference to Exhibit 10.1.2 to Chesapeake's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

    10.1.3+         Chesapeake's 1994 Stock Option Plan, as amended.
                    Incorporated herein by reference to Exhibit 10.1.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended December 31, 1996.

    10.1.4+ Chesapeake's 1996 Stock Option Plan. Incorporated herein by reference to Chesapeake's Proxy Statement for its 1996 Annual Meeting of Shareholders.

    10.1.5+ Chesapeake's 1999 Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.5 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 1999.

    10.1.6+ Chesapeake's 2000 Employee Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.6 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2000.

    10.1.7+         Chesapeake's 2000 Executive Officer Stock Option Plan.
                    Incorporated herein by reference to Exhibit 10.1.7 to Chesapeake's quarterly report on Form 10-Q for the quarter ended March 31, 2000.

    10.1.8+ Chesapeake's 2001 Stock Option Plan. Incorporated herein by reference to Exhibit B to Chesapeake's definitive proxy statement for its 2001 annual meeting of shareholders filed April 30, 2001.

    10.1.9+         Chesapeake's 2001 Executive Officer Stock Option Plan.
                    Incorporated herein by reference to Exhibit 10.1.9 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

    10.1.10+        Chesapeake's 2001 Nonqualified Stock Option Plan.
                    Incorporated herein by reference to Exhibit 10.1.10 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2001.

    10.1.11+ Chesapeake's 2002 Stock Option Plan. Incorporated herein by reference to Exhibit A to Chesapeake's definitive proxy statement for its 2002 annual meeting of shareholders filed April 29, 2002.

    10.1.12+        Chesapeake's 2002 Non-Employee Director Stock Option Plan.
                    Incorporated herein by reference to Exhibit B to Chesapeake's definitive proxy statement for its 2002 annual meeting of shareholders filed April 29, 2002.

    EXHIBIT
      NO.                                   DESCRIPTION

    10.1.12+        Chesapeake's 2002 Nonqualified Stock Option Plan.
                    Incorporated herein by reference to Exhibit 10.1.11 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2002.

    10.2.1+ Second Amended and Restated Employment Agreement dated as of July 1, 2001, between Aubrey K. McClendon and Chesapeake Energy Corporation. Incorporated herein by reference to
                    Exhibit 4.7 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

    10.2.2+ Second Amended and Restated Employment Agreement dated as of July 1, 2001, between Tom L. Ward and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 4.8 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

    10.2.3+ Amended and Restated Employment Agreement dated as of August 1, 2000 between Marcus C. Rowland and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit
                    10.2.3 to Chesapeake's registration statement on Form S-1 (No. 333-45872).

    10.2.4+ Employment Agreement dated as of July 1, 2000, between Michael A. Johnson and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 10.2.8 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2000.

    10.2.5+ Employment Agreement dated as of July 1, 2000, between Martha A. Burger and Chesapeake Energy Corporation. Incorporated herein by reference to Exhibit 10.2.9 to Chesapeake's quarterly report on Form 10-Q for the quarter ended June 30, 2000.

    10.3+ Form of Indemnity Agreement for officers and directors of Chesapeake and its subsidiaries. Incorporated herein by reference to Exhibit 10.30 to Chesapeake's registration statement on Form S-1 (No. 33-55600).

    10.4.1 Amended and Restated Consulting Agreement dated January 11, 2001 between Chesapeake Energy Corporation and Michael Paulk. Incorporated herein by reference to Exhibit 10.4.1 to Chesapeake's annual report on Form 10-K for the year ended December 31, 2000.

    10.4.2 Amended and Restated Consulting Agreement dated January 11, 2001 between Chesapeake Energy Corporation and Steven P. Ensz. Incorporated herein by reference to Exhibit 10.4.2 to Chesapeake's annual report on Form 10-K for the year ended December 31, 2000.

    10.10 Partnership Agreement of Chesapeake Exploration Limited Partnership dated December 27, 1994 between Chesapeake Energy Corporation and Chesapeake Operating, Inc. Incorporated herein by reference to Exhibit 10.10 to Chesapeake's registration statement on Form S-4 (No. 33-93718).

    10.11 Amended and Restated Limited Partnership Agreement of Chesapeake Louisiana, L.P. dated June 30, 1997 between Chesapeake Operating, Inc. and Chesapeake Energy Louisiana Corporation. Incorporated herein by reference to Exhibit
                    10.11 to Chesapeake's annual report on Form 10-K for the year ended June 30, 1997.

    12              Computation of Ratios of Earnings and Fixed Charges.
                    Incorporated herein by reference to Exhibit 12.1 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 2002.

    21*             Subsidiaries of Chesapeake.

    23.1*           Consent of PricewaterhouseCoopers LLP.

    23.2*           Consent of Williamson Petroleum Consultants, Inc.

    23.3*           Consent of Ryder Scott Company L.P.

    23.4*           Consent of Lee Keeling and Associates, Inc.

    23.5*           Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

    23.6*           Consent of Commercial Law Group, P.C. (included in Exhibit
                    5.2).

    24.1* Power of Attorney (included in the signature pages of this Registration Statement).

    25.1*           Statement of Eligibility on Form T-1 of The Bank of New
                    York.
-------------------------